AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1998

                                            REGISTRATION NOS. 333-67993

                                                              333-67993-01
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                       GREEN TREE LEASE FINANCE II, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MINNESOTA                             41-1892359
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                     GREEN TREE LEASE FINANCE 1998-1, LLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 NONE
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                                ---------------

                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                        ST. PAUL, MINNESOTA 55102-1639

                              (651) 293-3400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            JOEL H. GOTTESMAN, ESQ.
                             1100 LANDMARK TOWERS
                             345 ST. PETER STREET
                        ST. PAUL, MINNESOTA 55102-1639

                              (651) 293-3400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

              COPIES TO:                             COPIES TO:
        CHARLES F. SAWYER, ESQ.               SIEGFRIED P. KNOPF, ESQ.
         DORSEY & WHITNEY LLP                     BROWN & WOOD LLP
        220 SOUTH SIXTH STREET                 ONE WORLD TRADE CENTER
     MINNEAPOLIS, MINNESOTA 55402             NEW YORK, NEW YORK 10048
            (612) 343-7986                         (212) 839-5300

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                      PROPOSED
                                       PROPOSED       MAXIMUM
 TITLE OF EACH CLASS                    MAXIMUM      AGGREGATE     AMOUNT OF
    OF SECURITIES      AMOUNT TO BE AGGREGATE PRICE   OFFERING    REGISTRATION
   TO BE REGISTERED     REGISTERED    PER UNIT(1)     PRICE(1)        FEE
-------------------------------------------------------------------------------
Lease-Backed Notes...  $394,839,210      100%       $394,839,210 $109,765.30(2)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457.

(2) Of this amount $278.00 has been previously paid and $109,487.30 is being paid herewith.

                                ---------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OR AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

  PRELIMINARY PROSPECTUS, DATED DECEMBER 11, 1998; SUBJECT TO COMPLETION

PROSPECTUS

                        $394,839,210 (APPROXIMATE)

                   GREEN TREE LEASE FINANCE 1998-1, LLC,

          ISSUER GREEN TREE VENDOR SERVICES CORPORATION, SERVICER
                               LEASE-BACKED NOTES


 We are offering the following classes of Notes:

                           ORIGINAL
                          PRINCIPAL    PRICE TO   UNDERWRITING    PROCEEDS TO
  CLASS    INTEREST RATE  AMOUNT (1)    PUBLIC      DISCOUNT       ISSUER (2)
  -----    ------------- ------------ ----------- ------------ ------------------
  A-1             %      $122,794,994           %          %                    %
  A-2             %        51,723,937           %          %                    %
  A-3             %       122,400,155           %          %                    %
  A-4             %        58,436,203           %          %                    %
  B               %        25,664,549           %          %                    %
  C               %        13,819,372           %          %                    %
                         ------------ -----------   --------   ------------------
    Total                $394,839,210 $             $          $

 -----

 (1) Approximate.

 (2) Before deducting expenses, which we estimate to be $575,000.


            CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 7.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

    The Notes are obligations only of the Issuer. The Notes will not represent interests in or obligations of Green Tree Vendor Services Corporation, Green Tree Financial Corporation or any of their affiliates other than the Issuer.

    These Notes will be delivered through the Same-Day Funds Settlement System of The Depository Trust Company, or through Cedelbank or the Euroclear System, on or about December , 1998.

    The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting."

                     UNDERWRITERS OF THE CLASS A NOTES

FIRST UNION CAPITAL MARKETS

                 LEHMAN BROTHERS
                                      NATIONSBANC MONTGOMERY SECURITIES LLC

            UNDERWRITER OF THE CLASS B NOTES AND CLASS C NOTES

                        FIRST UNION CAPITAL MARKETS

              The date of this Prospectus is December  , 1998

                               TABLE OF CONTENTS

SECTION                                                                   PAGE
-------                                                                   ----
REPORTS TO NOTEHOLDERS................................................... iii
WHERE YOU CAN FIND MORE INFORMATION...................................... iii
SUMMARY..................................................................   1
RISK FACTORS.............................................................   7
THE ISSUER AND THE SPC...................................................  11
GREEN TREE VENDOR SERVICES CORPORATION...................................  13
THE LEASES...............................................................  16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE
 ISSUER..................................................................  28
MANAGERS OF THE ISSUER...................................................  29
WEIGHTED AVERAGE LIFE OF THE NOTES.......................................  30
COLLATERAL CASHFLOWS AND RESIDUALS.......................................  35
DESCRIPTION OF THE NOTES.................................................  37
DESCRIPTION OF THE CONTRIBUTION AND SERVICING AGREEMENT..................  53
CERTAIN LEGAL ASPECTS OF THE LEASES......................................  58
FEDERAL INCOME TAX CONSEQUENCES..........................................  60
ERISA CONSIDERATIONS.....................................................  65
RATINGS OF THE NOTES.....................................................  66
USE OF PROCEEDS..........................................................  66
EXPERTS..................................................................  66
UNDERWRITING.............................................................  66
LEGAL MATTERS............................................................  68
INDEX OF PRINCIPAL TERMS.................................................  69
INDEX TO FINANCIAL STATEMENTS............................................ F-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES............ A-1

      The Underwriters may engage in transactions that stabilize, maintain, or in some way affect the price of the Notes. These types of transactions may include stabilizing, the purchase of Notes to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting."

      If you have received a copy of this prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from Green Tree Financial Corporation or an underwriter by asking for it.

      Certain capitalized terms used in this prospectus are defined on the pages indicated in the section entitled "Index of Principal Terms."

                             REPORTS TO NOTEHOLDERS

      Unless the Notes are issued in physical, rather than book-entry, form, unaudited monthly and annual reports, which contain information concerning the Issuer prepared by the Servicer, will be sent by the Trustee on behalf of the Issuer only to Cede & Co. You can find a more detailed description of this under the heading "Description of the Notes--Book-Entry Registration."

      If you purchase a Note, you may receive these reports by making a written request to the Trustee, together with a certification that you are a Note Owner. You should send any such request to the Trustee at the following address: 180 East Fifth Street, St. Paul, Minnesota 55102. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither Green Tree Financial Corporation nor Green Tree Vendor Services Corporation intends to send any of its financial reports to Note Owners. The Servicer, on behalf of the Issuer, will file with the Securities and Exchange Commission periodic reports concerning the Issuer as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

      The Issuer and the SPC have filed a registration statement relating to the Notes with the Securities and Exchange Commission (the "SEC"). This prospectus is part of the registration statement, but the registration statement contains additional information. Federal securities law requires the filing of certain information with the SEC, including annual, quarterly and special reports, proxy statements and other information. You can read and copy the registration statement and these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the registration statement and such reports, proxy statements and other information at the following regional offices of the SEC:

        New York Regional
        Office              Chicago Regional Office
        Seven World Trade
        Center              Citicorp Center
        Suite 1300          500 West Madison Street, Suite 1400
        New York, NY 10048  Chicago, IL 60661

      Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

                                    SUMMARY

      This summary highlights selected information regarding the Notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Notes, read this entire prospectus.

Securities Offered..........  We are offering six classes of Notes:

                                                                      ORIGINAL
                                                           INTEREST  PRINCIPAL
CLASS                                                        RATE    AMOUNT (1)
-----                                                      -------- ------------
A-1.......................................................     %    $122,794,994
A-2.......................................................     %    $ 51,723,937
A-3.......................................................     %    $122,400,155
A-4.......................................................     %    $ 58,436,203
B.........................................................     %    $ 25,664,549
C.........................................................     %    $ 13,819,372

--------

(1) Approximate.

      The Class C Notes will be subordinate to the Class B Notes, and the Class B Notes will be subordinate to the Class A Notes. For a further explanation of this subordination, see "Description of the Notes--Subordination of the Class B and Class C Notes."

Issuer......................
                              Green Tree Lease Finance 1998-1, LLC, will issue the Notes. It is referred to as the "Issuer" in this prospectus. The sole member of the Issuer is Green Tree Lease Finance II, Inc., a special-purpose corporation that is a subsidiary of Green Tree Vendor Services Corporation. Green Tree Lease Finance II, Inc. is referred to as the "SPC" in this prospectus.

Seller and Servicer....       Green Tree Vendor Services Corporation ("Vendor
                              Services") will sell the Leases to the SPC which will in turn sell them to the Issuer and will service the Leases owned by the Issuer. As
                              Servicer, Vendor Services will collect payments on the Leases and enforce defaulted Leases when necessary.

Trustee.....................
                              U.S. Bank Trust National Association will act as Trustee under the Indenture that governs the terms of the Notes.

Terms of the Notes

 . Payment Date............   The 20th day of each month, beginning on January
                              20, 1999.

 .  Interest...............   Interest on the Notes will accrue at the
                              applicable interest rate from a payment date to the day before the next payment date. For the first payment date, interest begins to accrue on the day the Notes are issued.

                              The interest rate for each class of Notes is specified above.

                              Interest on the Class A-1 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2, Class A-3, Class A-4, Class B and Class C Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

 . Principal...............   Principal will be paid on the Notes on each
                              payment date. On each payment date, the Trustee will pay principal to the Noteholders in the following order of priority:

                                   - First, all principal payable on the Notes
                                     will be paid to the Class A-1 Notes until they are paid in full;

                                   - After the Class A-1 Notes have been paid
                                     in full, a portion of the principal
                                     payable on the Notes will be paid to the Class A-2 Notes until paid in full, then to the Class A-3 Notes until paid in full, and then to the Class A-4 Notes until paid in full;

                                   - After the Class A-1 Notes have been paid
                                     in full, a portion of the principal
                                     payable on the Notes will be paid to the Class B Notes until paid in full (subject to the maintenance of certain credit enhancement levels for the Class A Notes);

                                   - After the Class A-1 Notes have been paid
                                     in full, a portion of the principal
                                     payable on the Notes will be paid to the Class C Notes until paid in full (subject to the maintenance of certain credit enhancement levels for the Class A and Class B Notes).

                              See "Description of the Notes--Principal" for a more complete description of the amount of principal payable on each class of Notes on each payment date.

 . Stated Maturity Dates...   Each class of Notes must be paid in full on or
                              before the Stated Maturity Date of that class:

                                                                STATED MATURITY
                   CLASS                                             DATE
                   -----                                        ---------------
                   A-1........................................  January   , 2000
                   A-2........................................ December 20, 2000
                   A-3........................................     July 20, 2002
                   A-4........................................  January 20, 2004
                   B..........................................  October 20, 2004
                   C..........................................  October 20, 2006

 . Denominations...........   The Notes will be available for purchase in
                              denominations of $10,000 and integral multiples thereof.

 . Closing Date............   On or about December  , 1998.

 . Subordination...........   The Class C Notes will be subordinated to the
                              Class A and Class B Notes, and the Class B Notes will be subordinated to the Class A Notes:

                                 - On each Payment Date, the Indenture Trustee
                                   will use the Amount Available to pay
                                   interest on the Class A Notes, then interest on the Class B Notes, and then interest on the Class C Notes, and

                                 - On each Payment Date, the Indenture Trustee
                                   will use the Amount Available (after paying interest on the Notes as described above) to pay the amount of principal due on the

                                   Class A Notes, then the amount of principal due on the Class B Notes, and then the amount of principal due on the Class C Notes.

                              This makes it more likely that the Class A Notes will be paid all interest and principal due on them, but less likely that the Class C Notes will be paid all interest and principal due on them. For a more complete description of the subordination of the Class B and Class C Notes, see "Description of the Notes."

 . Ratings.................   We will not issue the Notes unless Standard &
                              Poor's Rating Services and Fitch IBCA, Inc. have assigned the following ratings (or higher) to each class of Notes:

                   CLASS            S&P   FITCH
                   -----            ---- -------
                   A-1............. A-1+ F1+/AAA
                   A-2............. AAA  AAA
                   A-3............. AAA  AAA
                   A-4............. AAA  AAA
                   B............... A    A
                   C............... BBB  BBB

                              The rating of each class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on that class on or before the Stated Maturity Date for that class. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. The ratings of the Notes do not address the likelihood of payment of principal on any class of Notes prior to its Stated Maturity Date. For a more complete description of the ratings of the Notes, see "Ratings of the Notes."

Issuer's Assets.............
                              Payments on the Notes will be made solely from the Issuer's assets. The Issuer's assets will consist primarily of:

                                 - a pool of equipment lease contracts and
                                   other similar types of receivables (each, a "Lease") with various lessees or other obligors thereunder, including scheduled payments, prepayments and liquidation proceeds of the Leases;

                                 - certain rights to the proceeds from
                                   disposition of the leased equipment
                                   following expiration of each Lease that is a lease rather than a loan; and

                                 - amounts on deposit in certain accounts,
                                   including the Collection Account and the Reserve Account.

The Leases..................
                              As of December 1, 1998, the pool of Leases that the SPC will transfer to the Issuer had the following characteristics (unless otherwise noted, amounts and percentages are calculated using the Statistical Discount Rate and all percentages are expressed as percentages of the Statistical Discounted Present Value of the Leases):

                                 - the Statistical Discounted Present Value of
                                   the Leases was $394,839,208.76;

                                 - there were 34,621 Leases;

                                 - the average Lease Principal Balance was
                                   approximately $11,404.62;

                                 - approximately 32.72% of the Leases related
                                   to data processing equipment; approximately
                                   20.02% of the Leases related to office
                                   equipment; approximately 19.63% of the
                                   Leases related to telecommunication
                                   equipment; and no other equipment type
                                   represented more than 5.00% of the Leases;

                                 - the obligors on approximately 11.97% of the
                                   Leases were located in California;
                                   approximately 10.81% were located in New
                                   York; approximately 8.72% were located in Florida; approximately 6.42% were located in New Jersey; approximately 6.32% were located in Texas; and no other state represented more than 5.00% of the Leases;

                                 - approximately 73.51% of the Leases had been
                                   originated by Vendor Services, with the
                                   remaining 26.49% of the Leases having been originated by third parties and purchased by Vendor Services

                                 - the remaining term of the Leases ranged from
                                   6 months to 82 months; and

                                 - the weighted average remaining term of the
                                   Leases was approximately 41.33 months and the weighted average age of the Leases was approximately 6.32 months.

                              All the percentages shown above are based on an assumed principal balance for the Leases. In preparing these statistics, we calculated the principal balance of each Lease by computing the present value of all future scheduled payments on that Lease (and not including delinquent amounts), using a discount rate of 6.506%. Based on this assumed discount rate, which we refer to as the "Statistical Discount Rate," the aggregate principal balance of the Leases as of December 1, 1998 was calculated to be $394,839,208.76. For more information about the Leases, see "The Leases--Certain Statistics Relating to the Cut-Off Date Pool" in this prospectus.

                              The aggregate Principal Balance of the Leases as of each Payment Date will be calculated using a discount rate of % (the "Discount Rate"). As of the Initial Cut-Off Date, the aggregate Principal Balance of the Leases calculated using the
                              Discount Rate was $   .

                              As described under "The Leases--Substitution," under certain circumstances Vendor Services or the SPC may substitute new leases for Leases to be removed from the Issuer.

Servicer Advances...........  For any payment date, the Servicer may, but will not be required to, advance to the Trustee an amount to cover delinquencies in scheduled payments on the Leases. If the Servicer makes such an advance, it will be entitled to recover that advance from late payments made on that delinquent Lease or, if necessary, from payments made on other Leases.

Lease Equipment and
 Residual Realizations......

                              Because many of the Leases are "true leases," the equipment subject to those Leases will belong to the SPC, and the SPC will sell or re-lease the equipment following the expiration of the Lease. The SPC will not transfer to the Issuer its interest in the equipment subject to the Leases, but it will make the cash flows realized from the sale or re-lease of equipment during any month available to the Issuer on the next payment date, to be used to make payments on the Notes if collections on the Leases are insufficient. As of December 1, 1998, Vendor Services estimated the residual value of the equipment subject to the Leases to be $31,677,285.62. The amounts the SPC actually realizes from the disposition of the equipment could be less.

Reserve Account.............
                              We will establish a "Reserve Account" and deposit an amount equal to 2.50% of the Initial Pool
                              Principal Balance (approximately $   ). The
                              Trustee will use amounts on deposit in the Reserve Account to pay the following amounts if payments received on the Leases are insufficient:

                                 - amounts owed to the Servicer (if Vendor
                                   Services or an affiliate is not longer the Servicer);

                                 - interest due on the Notes; and

                                 - principal due on the Notes.

                              For more information about the Reserve Account, see "Description of the Notes--Reserve Account."

Mandatory Purchase or
 Replacement of Certain
 Leases.....................  Vendor Services will make certain representations and warranties with respect to each Lease and the related Equipment, as more fully described in "The Leases--Representations and Warranties Made by Vendor Services." If there is a serious breach of any such representation or warranty and it is not cured within a specified period, the Trustee can require Vendor Services to purchase that Lease. In lieu of such purchase, Vendor Services may, at its option, replace that lease with a substitute lease. See "The Leases-- Substitution."

Priority of Payments........  On each Payment Date, the Indenture Trustee will use payments collected on the Leases and, if necessary (but only for certain items described below), amounts from the Reserve Account, in the following order of priority:

                                   - if Vendor Services is no longer the
                                     Servicer, to pay the servicing fee to the successor servicer;

                                   - to repay the Servicer for any advances it
                                     made in prior months but has not
                                     recovered;

                                   - to pay interest on the Notes in the
                                     priority described under "Interest" above;

                                   - to pay principal on the Notes in the
                                     priority described under "Principal"
                                     above;

                                   - to deposit in the Reserve Account the
                                     amount, if any, necessary to increase the balance therein to its requisite amount;

                                   - if Vendor Services is the Servicer, to pay
                                     the servicing fee to Vendor Services; and

                                   - the remainder, if any, to the SPC.

Optional Purchase of
 Leases.....................  Once the unpaid principal balance of the Notes is less than 10% of the initial principal balance of the lease pool, the SPC may repurchase all the Leases. That would result in a prepayment of the outstanding Notes. For a more complete description of this repurchase right, see "Description of the Notes -- Optional Purchase of Leases."

U.S. Taxation...............  In the opinion of Dorsey & Whitney LLP, counsel to the Issuer, the Notes will be characterized as indebtedness and the Issuer will not be characterized as an "association" or "publicly traded partnership" taxable as a corporation for federal income tax purposes. By purchasing a Note, you will agree to treat your Note as indebtedness for federal, state and local income tax purposes. You should consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. See "United States Taxation."

ERISA Considerations........
                              Subject to the considerations described in "ERISA Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase Notes. A fiduciary of an employee benefit plan must determine that the purchase of a Note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

Legal Investment............  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.

                                  RISK FACTORS

      You should consider the following factors in deciding whether to purchase Notes.

RISKS RESULTING FROM LIMITED ASSETS OF THE ISSUER

      The Issuer will have no assets other than the Leases (including the proceeds derived from the liquidation of defaulted Leases), certain rights to residual realizations on the related equipment, amounts on deposit from time to time in the Collection Account, the Residual Account, the Reserve Account and the accounts established pursuant to the Contribution and Servicing Agreement. The Notes will represent obligations solely of the Issuer, and will not be insured or guaranteed by Vendor Services, the SPC, or the Trustee. As a result, you may be subject to delays in payment and may incur losses on your investment as a result of defaults or delinquencies on the Leases, or because of depreciation in the value of the related equipment or because of some other inability to realize on the equipment. See "--Enforceability of the Leases" below.

RISKS OF LOSSES TO HOLDERS OF THE CLASS B NOTES AND CLASS C NOTES RESULTING FROM SUBORDINATION

      Payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes. Similarly, payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes.

      The only protection afforded the Class C Noteholders against delinquencies and defaults on the Leases and resulting losses of principal will be any residual realizations each month, and the amounts, if any, on deposit in the Residual Account and the Reserve Account (in each case to the extent not used to make payments of interest and principal on the Class A and Class B Notes). High delinquencies and liquidation losses on the Leases will have the effect of reducing, and could eliminate, the protection against loss afforded by the residual realizations and the amounts, if any, on deposit in the Residual Account and the Reserve Account. As a result, the Class C Noteholders would bear directly the risk of losses on the Leases, and the Class C Noteholders could incur losses on their investment as a result.

      Further, delinquencies and defaults on the Leases could eliminate the protection afforded the Class B Noteholders by the subordination of the Class C Notes, and the Class B Noteholders could incur losses on their investment as a result. In addition, delinquencies and defaults on the Leases could eliminate the protection offered to the Class A Noteholders by the subordination of the Class B Notes and the Class C Notes, and the Class A Noteholders could also incur losses on their investment as a result.

RISKS RELATED TO BANKRUPTCY

      Risks Relating to Characterization of the Transfer of the Leases and Equipment as a Borrowing by Vendor Services. Dorsey & Whitney LLP, counsel to the Issuer, will deliver a legal opinion to the effect that, the transfer of the Leases and the related equipment from Vendor Services to the SPC constitutes a sale or absolute assignment, rather than a pledge to secure indebtedness of Vendor Services; and that in the event that Vendor Services were to become a debtor under the federal bankruptcy code, the Leases, payments thereunder and the equipment would not be property of the bankruptcy estate of Vendor Services. However, if Vendor Services were to become a debtor under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy of Vendor Services, or Vendor Services as debtor-in-possession, might argue that such transfer of the Leases and the equipment from Vendor Services to the SPC was (or should be recharacterized as) a pledge of such assets rather than a sale or absolute assignment. If this position were accepted by a court, any Leases considered to be "true" leases under the applicable insolvency laws (as described under "The Leases-- Description of the Leases"), and any other Lease considered to be executory under such insolvency laws, could be rejected by the trustee in bankruptcy or by Vendor Services as debtor-in-possession, which would result in the termination of scheduled payments under any such Leases and reductions in distributions to you, and you could incur a loss on your investment as a result. To reduce the likelihood of such rejection, the SPC will file UCC financing statements perfecting a security interest for the benefit of the SPC in Vendor Services' interests in the equipment, and assignments of such perfected security interest to the Issuer and the Trustee, against Vendor Services in those states where equipment subject to leases constituting at least 75% of the initial pool principal balance and at least 75% of the aggregate book value of the equipment as of December 1, 1998 is located. Even if such Leases were not so rejected in the event of an insolvency of Vendor Services, the Issuer and the Trustee could experience a delay in or reduction of collections on all of the Leases, and you could incur a loss on your investment as a result.

      A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate because the sale of accounts is treated as a "security interest" that must be perfected under the Uniform Commercial Code ("UCC"). Although the Leases constitute chattel paper or general intangibles rather than accounts under the UCC, sales of chattel paper, like sales of accounts, must be perfected under Article 9 of the UCC. If Vendor Services were to become a debtor in bankruptcy and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, the Issuer (and thus the Trustee) could experience a delay in or reduction of collections on the Leases, and you could incur a loss on your investment as a result.

      Risks Relating to Substantive Consolidation of Vendor Services and the SPC. Dorsey & Whitney LLP will deliver a legal opinion to the effect that, if Vendor Services were to become a debtor in a bankruptcy case, a bankruptcy court would not order that the assets and liabilities of the SPC be consolidated with those of Vendor Services. The SPC has taken steps in structuring the transactions described herein that are intended to prevent the voluntary or involuntary application for relief by or on behalf of Vendor Services under any insolvency law from resulting in the consolidation of the assets and liabilities of the SPC with those of Vendor Services. Such steps include the maintenance of separate books and records and the insistence on arm's-length terms in all agreements with Vendor Services and affiliates thereof. Nevertheless, there can be no assurance that, in the event of a bankruptcy or insolvency of Vendor Services, a court would not order that the Issuer's or the SPC's assets and liabilities be consolidated with those of Vendor Services. Any such order would adversely affect the Issuer's ability to receive payments on the Leases, and you could incur a loss on your investment as a result.

      Risks Related to Fraudulent Transfer Laws. Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the Noteholders in the Leases and equipment to the rights of creditors of Vendor Services, if a court were to find, among other things, that Vendor Services received less than reasonably equivalent value or fair consideration for the Leases and the equipment and, at the time of any transfers, was insolvent or rendered insolvent as a result of such transfer, and you could incur a loss on your investment as a result.

      Risks Relating to Commingling of Trust Assets by Vendor Services as Servicer. While Vendor Services is the Servicer, cash collections held by Vendor Services will be commingled and used for its benefit prior to the date on which those collections must be deposited in a Collection Account. In the event of the insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Issuer may not have a perfected ownership or security interest in those collections, and you could incur a loss on your investment as a result.

      Risks Relating to Reliance on Representations and Warranties Made by Vendor Services. Vendor Services will make certain representations and warranties regarding the Leases, the equipment and certain other matters (see "The Leases--Representations and Warranties Made by Vendor Services"). In the event that any such representation or warranty with regard to a specific Lease is breached, is not cured within a specified period of time, and the value of such Lease is materially and adversely affected by such breach, Vendor

Services will be required to purchase the Lease from the Issuer (or, subject to certain conditions, deliver a substitute lease therefor). In the event of a bankruptcy or insolvency of Vendor Services, the Trustee may be unable to compel Vender Services to repurchase leases, and you could incur a loss on your investment as a result.

      Risks Relating to Insolvency of the SPC or the Issuer. If the SPC or the Issuer were to become insolvent under any insolvency law, delays in the amount of distributions to Noteholders would be likely and Noteholders could incur a loss on their investment as a result. The SPC and the Issuer have each taken certain steps to minimize the likelihood that it will become bankrupt or otherwise insolvent. The SPC is prohibited by its organizational documents and the agreements related to this transaction from engaging in activities (including the incurrence or guaranty of debt) other than certain specifically permitted activities. See "The Issuer and the SPC."

      Risk Relating to Insolvency of a Financial Intermediary. As described under "Green Tree Vendor Services Corporation--Equipment Lease Business," Vendor Services from time to time acquires leases from financial intermediaries. Similar to the risks described above related to any insolvency of Vendor Services, in the event that a financial intermediary were to become insolvent, the sale of the related Leases from such financial intermediary to Vendor Services could be characterized as a fraudulent transfer or as a pledge to secure indebtedness rather than a sale. In such event, the Issuer and the Trustee could experience a delay in or reduction of collections on such Leases, and you could incur a loss on your investment as a result.

PREPAYMENT AND EARLY TERMINATION OF LEASES AND RELATED REINVESTMENT RISKS

      The weighted average life of the Notes may be reduced by prepayments and early terminations of the Leases. Prepayments and early terminations may result from voluntary prepayments by obligors, defaults, physical damage to the related equipment, purchases by Vendor Services of Leases as a result of certain uncured breaches of the representations and warranties made by it with respect thereto (see "The Leases--Representations and Warranties Made by Vendor Services") or purchases by Vendor Services of Leases because, as Servicer, it agreed to certain modifications of the terms of the Lease. In addition, the Notes may be prepaid in full if the SPC exercises its option to purchase all of the remaining Leases (see "Description of the Notes--Optional Purchase of Leases"). The Servicer may allow a voluntary prepayment of a Lease by an obligor at any time so long as the amount paid by or on behalf of the obligor is at least equal to the Required Payoff Amount of that Lease. The rate of prepayments and early terminations on the Leases (including those due to obligors seeking early termination and those due to defaults) may be influenced by a wide variety of economic and other factors, including, among others, changes in the reimbursement policies of governmental or third party payors, obsolescence of the equipment, changes in interest rates, changes in the local, regional or national economies or changes in federal income tax laws. Therefore, you must not assume the Leases will prepay at a certain rate, or when any prepayments will occur. As the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) on the Leases, the rate at which such principal will be paid cannot be predicted and the final payment of a class of Notes could occur significantly earlier than the Stated Maturity Date of such class of Notes. You may not be able to reinvest principal paid on any Notes at an interest rate equal to the interest rate for such Notes, and you will bear all reinvestment risk resulting from the timing of payments of principal on your Notes. See "Weighted Average Life of the Notes."

RISKS RELATING TO SUBSTITUTE LEASES

      Vendor Services may, but is not obligated to, substitute one or more leases in exchange for liquidated leases, leases that it is required to repurchase, and leases that have been modified. Although any substitute lease must satisfy certain criteria, we cannot assure you that the delinquency and default experience of the Issuer with respect to such substitute leases will be comparable to that of the Leases so replaced. The Servicer's monthly report to Noteholders will disclose all substitute leases delivered to the Issuer during the related monthly period, and Vendor Services will make representations and warranties regarding any substitute leases described under "The Leases-- Representations and Warranties Made by Vendor Services," but the characteristics of such substitute leases will not be verified by independent accountants or any other third party.

RISKS RELATING TO RELIANCE ON RESIDUAL REALIZATIONS

      The availability of residual realizations will depend on various factors, including the timing of Lease terminations and the future value of equipment, which in each case is inherently uncertain. The Servicer will be obligated to use its best efforts to sell or re-lease any equipment upon the termination of the Lease to which such equipment is subject (whether as a result of early termination or upon scheduled expiration of the Lease), in a timely manner and in a manner so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such Equipment. However, because, among other things, the market value of equipment generally declines with age and may be subject to sudden, significant declines in value due to technological obsolescence, we cannot assure you what amount the Servicer will be able to realize on any such equipment at that time. Other factors that may also affect the amount of the residual realization will include whether the equipment is returned to the Servicer upon termination or expiration of such Lease and whether there has been damage to or loss of any item of equipment. In addition, the expected residual value of the equipment subject to some of the Leases is zero (because it is a financing lease) or insignificant.

      Moreover, any month's residual realizations not used to pay interest or principal on the related Payment Date generally will be (i) deposited into the Reserve Account to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount or (ii) released to the SPC, and, upon such release to the SPC, will not thereafter be available to make payments on the Notes. Accordingly, we cannot assure you that residual realizations will be available on a Payment Date when the collections on the Leases are insufficient to pay interest and principal on the Notes.

ENFORCEABILITY OF THE LEASES

      Risks Relating to Decision Not to File Certain UCC Financing
Statements. It has been the general policy of Vendor Services, depending on the dollar amount of the particular Lease, not to file UCC financing statements with respect to the equipment relating to certain Leases. See "Green Tree Vendor Services Corporation--Documentation." Vender Services will make no representation and warranty about the perfection or priority of any security interest in the related equipment (see "The Leases--Representations and Warranties Made by Vendor Services"). With respect to some of the Leases, that means a purchaser from the applicable obligor of the related equipment would acquire such equipment free and clear of the interest of Vendor Services in such equipment, and a creditor of the obligor which has taken a security interest in such equipment and filed a UCC financing statement with respect thereto or a trustee in the bankruptcy of such obligor would have priority over the interest of Vendor Services in such equipment. Any such purchaser, creditor or trustee would have an interest superior to the interest of the Issuer in such equipment, which interest is derived from the transfer and conveyance of a security interest in the equipment by Vendor Services to the SPC, and by the SPC to the Issuer. All of the Leases prohibit the obligor from selling or pledging the related equipment to third parties.

      Due to the administrative burden and expense, we will not file assignments of the UCC financing statements perfecting the security interest of Vendor Services in the equipment (to the extent that such financing statements have been filed against the obligor, as discussed above) to reflect the SPC's, the Issuer's or the Trustee's interests therein. While not filing such assignments does not affect the Issuer's interest in the Leases or perfection of the Trustee's interest in such Leases, it does expose the Issuer (and thus Noteholders) to the risk that Vendor Services could release its security interest in the equipment of record, and it could complicate the Issuer's enforcement, as assignee, of Vendor Services's security interest in the equipment. While these risks should not affect the perfection or priority of the interest of the Trustee in the Leases or rights to payment thereunder, they may adversely affect the right of the Trustee to receive proceeds of disposition of the equipment subject to a liquidated lease. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the equipment assigned to the Trustee.

      Risks Relating to Servicer's Retention of Lease Documents; Risk of Sale to Third Party. The Servicer will hold the Leases and certain related documents on behalf of the Issuer and the Trustee. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. UCC financing statements will be filed in the appropriate jurisdictions reflecting (i) the sale and assignment of the Leases and Vendor Services' interests in the Equipment to the SPC (provided that filings with respect to Vendor Services' interests in the Equipment will be made only in those jurisdictions described above under "Risks Related to Bankruptcy--Risks Relating to Characterization of the Transfer of the Leases and Equipment as a Borrowing by Vendor Services"), (ii) the transfer and assignment of the Leases and rights to residual realizations by the SPC to the Issuer, and (iii) the pledge of the Leases and the residual realizations by the Issuer to the Trustee. The Servicer's accounting records and computer systems will also reflect such transfers. The Leases will not, however, be stamped or otherwise marked to reflect that such Leases have been sold to the SPC, transferred to the Issuer or pledged to the Trustee. If, through inadvertence or otherwise, Vendor Services were to sell any of the Leases to another party (or grant security interest therein to another party) that purchased (or took a security interest in) any of such Leases in the ordinary course of business and took possession of such Leases, the purchaser (or secured party) would acquire an interest in the Leases superior to the interest of the Issuer and the Trustee if the purchaser (or secured party) acquired (or took a security interest in) such Leases for new value and without actual knowledge of the Issuer's or the Trustee's interest. Such superior interest may include an ownership interest, which would cut off all rights of the Issuer to such Leases and payments thereunder, or a security interest, which would be senior to the security interest held by the Issuer; in either case, you could incur a loss on your investment as a result.

LIMITED LIQUIDITY OF THE NOTES

      There is currently no market for the Notes. Each Underwriter expects, but will not be obligated, to make a market for the classes of Notes for which it is acting as underwriter. We cannot assure you that a secondary market for the Notes will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of such Notes. As a result, you must be prepared to bear the risk of holding the Notes for as long as the Notes are outstanding.

EFFECT OF BOOK-ENTRY REGISTRATION

      The Notes will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Notes in the secondary market and your ability to pledge them may be adversely affected. See "Underwriting" and "Description of the Notes--Book-Entry Registration." The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "Description of the Notes--Definitive Notes," beneficial owners will not be recognized by the Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly through DTC, Cedelbank or Euroclear, as the case may be, and their participating organizations. In addition, the laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the Notes.

                             THE ISSUER AND THE SPC

      The Issuer is a limited liability company organized under the laws of the State of Delaware. Green Tree Lease Finance II, Inc. ("SPC"), a corporation organized under the laws of the State of Minnesota, is the sole and managing member of the Issuer. The SPC is wholly owned by Vendor Services.

      The Issuer has been formed solely for the purposes of the transactions described in this Prospectus. Under its LLC Agreement and the Indenture, the Issuer is not permitted to engage in any activity other than (i) acquiring the Leases and rights to the Residual Realizations from the SPC, (ii) pledging the Leases and its rights to the Residual Realizations to the Trustee, (iii) executing and performing its obligations under the

Contribution and Servicing Agreement and the Indenture, and (iv) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer is prohibited from incurring any debt, issuing any obligations, incurring any liabilities, except in connection with the issuance of the Notes or voting to file for bankruptcy without the affirmative vote of all of the SPC's directors, including the independent director.

      The SPC, as sole and managing member of the Issuer, does not intend to engage in any business or activities other than (i) becoming a member or shareholder of, making capital contributions to, and acting as the managing member of, the Issuer and other similar special purpose entities; (ii) acquiring, owning, leasing, transferring, receiving and pledging the Leases and related equipment (the "Equipment"), other similar leases and related equipment, and related activities set forth in the SPC's Articles of Incorporation; and (iii) engaging in any lawful act or activity and exercising any powers permitted to corporations organized under the Minnesota Business Corporation Act that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes, all as more specifically set forth in its Articles of Incorporation, provided that none of the actions referenced in clauses (ii) and (iii) with respect to such other leases and equipment and related activities above, shall result in a downgrade of a rating issued by a Rating Agency with respect to the Notes. The SPC is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any of the Notes. Pursuant to its Articles of Incorporation, the SPC must at all times have at least one director who is "independent" of Green Tree and its affiliates, as defined in such articles.

      On the Closing Date, Vendor Services will contribute the Leases and the Equipment to the SPC pursuant to the Transfer Agreement, dated as of December 1, 1998 (the "Transfer Agreement"), between Vendor Services, as seller and the SPC, as purchaser. Immediately thereafter, the SPC will, pursuant to the Contribution and Servicing Agreement, dated as of December 1, 1998 (the "Contribution and Servicing Agreement"), among the Issuer, the SPC, Vendor Services, as Servicer and the Trustee, contribute to the Issuer all of the Leases and certain rights to the Residual Realizations and the Reserve Account, and Vendor Services will agree to service the Leases on behalf of the Issuer. The Issuer will pledge the Trust Assets to the Trustee and issue the Notes pursuant to the Indenture.

      The Trust Assets will consist of:

    (1) a pool of equipment lease contracts (each, a "Lease" and in the aggregate, the "Lease Pool") with various lessees, borrowers or other obligors thereunder (each, an "Obligor"), including all monies at any time paid or payable thereon or in respect thereof from and after December 1, 1998 (the "Initial Cut-Off Date") or, in the case of Substitute Leases, the first day of the month of transfer to the Issuer (each such date, or the Initial Cut-Off Date, as applicable to each Lease, a "Cut-Off Date") (in the form of (i) Scheduled Payments (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off
  Date), (ii) Prepayments, and (iii) Liquidation Proceeds (including all net proceeds from the disposition of the related Equipment) received with respect to defaulted Leases;

    (2) certain rights to Residual Realizations and amounts, if any, on deposit in the Residual Account, to the extent necessary to make payments of interest and principal then due on the Notes;

    (3) amounts on deposit in (and Eligible Investments allocated to) certain accounts established pursuant to the Indenture and the Contribution and Servicing Agreement, including the Collection Account;

    (4) funds on deposit in the Reserve Account; and

    (5) the Issuer's rights under the Contribution and Servicing Agreement and the SPC's rights under the Transfer Agreement.

                     GREEN TREE VENDOR SERVICES CORPORATION

GENERAL

      The Leases comprising the Trust Assets have been originated by Green Tree Vendor Services Corporation ("Vendor Services"), a Delaware corporation, or, in some cases, purchased from third parties by Vendor Services. Vendor Services is a leading independent provider of vendor/manufacturer-oriented equipment finance programs, with headquarters in Bloomington, Minnesota, additional operations in Paramus, New Jersey, and twelve regional sales offices located throughout the United States. Vendor Services, a wholly-owned subsidiary of Green Tree Financial Corporation ("Green Tree"), was acquired from FINOVA Corporation in November 1996. Vendor Services' original predecessor, TriContinental Leasing Corporation, was established in 1968, although its equipment leasing business has undergone several restructurings and changes of ownership since that time.

      Vendor Services offers "small-ticket" equipment leasing programs, for assets with a purchase price generally less than $100,000, to manufacturers, dealers and distributors, and to a select group of financial intermediaries nationwide, facilitating the sale of their products to end-user customers.

EQUIPMENT LEASE BUSINESS

 Market Position

      Vendor Services establishes customized financing programs for the end-user customers of equipment vendors and select financial intermediaries that focus on end-user customers who meet Vendor Services's general customer profiles. The equipment vendor segment has been the primary focus of Vendor Services's activities. In total, as of November 1998, Vendor Services had in its portfolio a total of 70,000 individual end-user customers with active accounts. Vendor Services attempts to maintain geographical diversity and a broad cross-section of commercial account types in its lease portfolio.

 Equipment Vendors

      The primary sales focus of Vendor Services is on providing point-of-sale financing for the customers of equipment vendors, including equipment manufacturers, dealers and distributors that sell their products regionally or nationally. While Vendor Services primarily finances office equipment such as copy machines, fax machines, personal computers and related peripherals, office furniture and telephone systems, its vendor base also consists of sellers of commercial laundry equipment, automotive diagnostic equipment and health-care related products.

 Financial Intermediaries

      With respect to financial intermediaries, Vendor Services focuses its activities on those that have industry recognition, proven track records in generating new business through end-user contracts or through low-end equipment dealers and a customer base consistent with Vendor Services's general customer profiles. Each lease acquired from financial intermediaries is individually approved by Vendor Services using Vendor Services' own credit underwriting criteria.

CREDIT UNDERWRITING STANDARDS

      Vendor Services has established policies, controls, systems and procedures designed to manage and limit credit risk. These policies, controls, systems and procedures are subject to periodic review by management.

      Vendor Services seeks to minimize credit risk through diversification of the portfolio by customer, industry segment, equipment type, geography and transaction maturity. Vendor Services's financing activities are spread across a wide range of equipment types, including general equipment, office equipment, information technology and light commercial equipment, with end-users located throughout the United States.

      Underwriting procedures are divided into three main categories: Equipment Dealers and Manufacturers, Financial Intermediaries and Lessees. Listed below is an overview of each underwriting process.

 Equipment Dealers and Manufacturers

      Vendor Services requires that all leased equipment be sold by authorized sellers that have sufficient experience with each brand they sell. Credit requirements vary depending on the degree to which Vendor Services relies on the dealer or manufacturer to support and service the equipment.

 Financial Intermediaries

      Financial intermediaries are required to have well-established histories and conform to Vendor Services's approved equipment Dealer/Manufacturers business line. Although standard industry representations and warranties are required, Vendor Services's credit decision will not depend on an financial intermediary's ability to honor these obligations.

 Lessees

      Vendor Services's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are based on the credit characteristics of the applicant, loss experience with comparable customers, the amount, terms and conditions of the proposed transaction and the type of equipment to be leased or financed. Vendor Services uses a proprietary automated credit scoring system, which is a statistically based scoring system that quantifies information obtained from customers' credit applications and credit reports.

DOCUMENTATION

      Prior to funding a leasing and financing transaction, a complete documentation package must be completed. Generally, such a package includes a credit application, signed lease/installment sale or financing agreement, vendor invoice, initial lease/advance payment, proof of insurance (where relevant), delivery and acceptance acknowledgments and appropriate UCC financing statements. UCC filings are generally required if the underlying equipment cost is over $25,000.

COLLECTIONS

      Invoices are generated 21 days prior to the due date with a 10-day grace period before late charges accrue. Identified payments are electronically posted according to an established hierarchy.

      The collection processes begin after 15 days with an automatic late notice. Collection calls are placed between 15 and 30 days after the due date. A contract is classified as delinquent when it reaches 31 days past due. Automated "work to be done screens" are updated daily, allowing individual collectors to customize their follow-up procedures. Management approval is required for contract rewrites or extensions.

CHARGE-OFF POLICY

      Vendor Services works closely with vendors to manage delinquencies by maintaining and closely monitoring non-accrual and write-off policies. Vendor Services requires that accounts 90-plus days past due (or less, if in the judgment of the collection manager the account is impaired) are deemed "non-earning" and are placed on non-accrual status. Non-accrual accounts are assigned to the legal administration department. This department is responsible for ensuring collection costs are reasonable in relation to exposure and ability to collect from a lessee or guarantor, and for negotiating and processing settlements and write-offs within authorized levels. A write-off is recommended by the legal administration department if it has been determined that the lease is uncollectible even through litigation. A legal administrator may refer a delinquent account to a pre-approved collection agency or to an attorney, based upon dollar amount and the likelihood of collection.

      Before an account is written-off or settled, its disposition must be approved at a level of management commensurate with the size of the account. Similarly, re-writes and extensions must be approved at a level of management commensurate with the size of the account.

PORTFOLIO MONITORING

 Portfolio Performance Tracking

      Vendor Services uses a number of tools to monitor portfolio performance. Monthly vendor performance reports are prepared for all active accounts, indicating the dollar amount of delinquent accounts, the percentage of accounts delinquent, the dollar amount of accounts on non-accrual status, the percentage of accounts on non-accrual status and the dollar amount of any accounts written off. Accounts that fall outside standard Vendor Services guidelines are subject to further analysis.

      Each vendor relationship with a portfolio balance in excess of $1,000,000 is given an annual in-depth review covering portfolio performance, an analysis of management, the quality of the business sent to Vendor Services and the financial condition of the vendor. Any vendors whose portfolio performance falls outside the standard guidelines are assigned to a more senior analyst or manager for further review.

 Ongoing Credit Review

      In addition to the initial credit review, Vendor Services conducts ongoing credit review procedures to identify at an early stage those customers who may be experiencing financial difficulty. These customers are monitored by credit personnel, who periodically summarize for the credit committee the possible remedial actions, what portion, if any, of total credit exposures should be written off, and whether a specific allocation of Vendor Services's loss reserves is appropriate.

      In establishing allowances for credit losses, Vendor Services' management reviews, among other things, the maturity of Vendor Services' portfolio, the status of all non-performing leases and receivables, prior collection experience and Vendor Services' overall exposure and changes in credit risk.

YEAR 2000 COMPLIANCE

      Many existing computer programs had been designed and developed to use only two digits to identify a year in the date field. If not corrected, these computer programs could cause system failures in the year 2000, with possible adverse effects on Vendor Services' operations. In 1997, Vendor Services initiated a comprehensive program designed to ensure that its computer programs function properly in the year 2000. A number of Vendor Services' employees (including several officers), as well as external consultants and contract programmers, are working on various year-2000 projects.

      Vendor Services also has been working with vendors and other external business relations to help avoid year-2000 problems related to the software or services they provide to Vendor Services. Under the program, Vendor Services is analyzing its application systems, operating systems, hardware, networks, electronic data interfaces and infrastructure devices (such as facsimile machines and telephone systems).

      Vendor Services' year-2000 projects are currently on schedule. It is conducting its year-2000 projects in three phases: (i) an audit and assessment phase, designed to identify year-2000 issues; (ii) a modification phase, designed to correct year-2000 issues; and (iii) a testing phase, designed to test the modifications after they have been installed. Vendor Services has completed the audit and assessment phase for all critical systems. It expects to substantially complete the second phase of its program by the end of the second quarter of 1999. The testing phase of its program will be conducted throughout 1999. Vendor Services has provided for significant contingency time in order to complete any additional modifications before December 31, 1999.

                                   THE LEASES

DESCRIPTION OF THE LEASES

 General

      Substantially all of the Leases are commercial leases rather than consumer leases. The following description of the Leases generally describes the material terms of the Leases to be included in the Lease Pool, although an immaterial number of Leases may differ in one or more provisions from the following description.

      Vendor Services offers a variety of lease and financing plans based on
(i) the type of equipment sold by the vendor, (ii) the average transaction size, (iii) the vendor's monthly lease volume, (iv) the general credit characteristics of the vendor's end-user customers and (v) the end-of-lease purchase option.

      The Leases include both true leases and leases intended for security. Under a true lease the lessor bears the risk of ownership and takes any federal tax benefits associated with the lease, and no title is conferred upon the lessee. The lessee under a true lease has the right to the temporary use of equipment for a term shorter than the economic life of such equipment in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant "residual" economic interest in the leased equipment. End of lease options for true leases include purchase of the equipment at fair market value or renewal of the lease at fair market value. Under leases intended for security, the lessor in effect finances the "purchase" of the leased assets by the lessee and retains a security interest in the leased assets. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. These leases are considered conditional sales type leases for federal tax purposes, and, accordingly, the lessor may not claim any federal tax benefits of ownership of the leased equipment. End of lease options for such leases depend on the terms of the related Lease, although generally these terms provide for purchase of the Equipment at a prestated price. The inclusion of true leases in the Lease Pool will have no income tax impact on Noteholders since the Notes are treated as debt for income tax purposes. See "Federal Income Tax Consequences." However, true leases are treated differently under the Bankruptcy Code from leases intended for security. See "Risk Factors--Risks Related to Bankruptcy" and "Certain Legal Aspects of the Leases--Insolvency Matters" for a discussion of these differences.

 Lease Forms

      The Leases are generally in one of two forms: (a) a master lease agreement containing all of the general terms and conditions of the lease transaction or transactions, with schedules setting forth the specific terms of each lease transaction with that particular Obligor (a "Master Form Lease") or
(b) a specific lease agreement form containing all of the terms and conditions of the lease transaction (a "Specific Lease Form"). In certain cases, the Lease may be written on another form which was created by Vendor Services, by a customer or by a financial intermediary.

 Payments

      All of the Leases require that the Obligor make periodic payments on a monthly basis. The payments under all of the Leases are required to be made in United States dollars and are fixed and specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the Leases are ordinarily payable in advance, although a small percentage provide for payments in arrears. Many Leases also require security deposits which are held until all contractual obligations are met.

 Expenses Relating to Equipment

      The Leases require the Obligors to assume the responsibility for payment of all expenses of the related Equipment including (without limitation) any expenses in connection with the maintenance and repair of the related Equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the Equipment.

 Insurance; Repair and Replacement

      The Leases (except for a small number of Leases which, in relation to the Initial Pool Principal Balance, is not material) require the Obligors to maintain liability insurance which must name the lessor as additional insured. Leases require Obligors to procure property insurance against the loss, theft or destruction of, or damage to, the Equipment for its full replacement value, naming the lessor (or lender) as loss payee. This requirement is, from time to time, waived by the originator for a small number of transactions and, for some Leases, the Obligor is permitted to self-insure the Equipment under the Obligor's already existing self-insurance program.

      For transactions involving Equipment with a cost of $200,000 or less, the Obligor is generally provided with written information concerning its property insurance obligations under the Lease and the originator's own property insurance coverage that will be provided at the expense of the Obligor if the Obligor does not provide the originator with satisfactory evidence of its own insurance coverage. The Obligor is given a specified time period in which to provide such evidence. Proper evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the originator provides the insurance coverage, the Obligor is charged a monthly fee covering the insurance charges and other related administrative charges. The Obligor has the ability to "opt out" of the program by providing evidence of its own coverage, at which time such monthly charges cease.

      For transactions involving Equipment with a cost of more than $200,000, insurance coverage generally is verified and traced by the respective originator, and the failure to maintain such insurance constitutes an event of default under the applicable Lease. Generally, either pursuant to the Specific Lease Form or the Master Form Lease, the Obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the Equipment.

      Under each Lease, if the Equipment is damaged or destroyed, the Obligor is required (i) to repair such Equipment, (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value. Under the Contribution and Service Agreement, the Servicer is permitted (in the case of the destruction of the Equipment related to a particular Lease) either to allow the Lessee to replace such Equipment (provided that the replacement equipment is, in the judgment of the Servicer, of comparable use and at least equivalent value to the value of the Equipment which was destroyed) or to accept the termination payment referred to above.

 Assignment of Leases

      The Leases permit the assignment thereof by the lessor or secured party without the consent of the Obligor, except for a small number of Leases which require notification of the assignment to, or the consent of, the Obligor.

      The Leases do not permit the assignment thereof (or the Equipment related thereto) by the Obligor without the prior consent of the lessor or secured party, other than Leases which (i) may permit assignments to a parent, subsidiary or affiliate, (ii) permit the assignment to a third party, provided the Obligor remains liable under the Lease or (iii) permit assignment to a third party with a credit standing (determined by Vendor Services in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor.

      Under the Contribution and Servicing Agreement, the Servicer may permit an assignment of a particular Lease from an Obligor to a third party only if the Servicer (utilizing the current underwriting criteria for its contract origination activities generally) determines that such third party is of sufficient credit quality that the Servicer would permit such third party to become an Obligor with respect to a Lease originated by the Servicer generally.

 Hell-or-High-Water Leases

      The Leases are "hell-or-high-water" contracts which require any payments thereunder to be made regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the lessor.

 Events of Default and Remedies

      Events of default under the Leases generally include the failure to pay all amounts required by the Lease when due, the failure of the Obligor to perform its agreements and covenants under the applicable Lease, material misrepresentations made by the Obligor, the bankruptcy or insolvency of the Obligor or the appointment of a receiver for the Obligor and, in some cases, default by the Obligor under other contracts or agreements. Some of these default provisions are subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the Obligor include the right to cancel or terminate the Lease, to recover possession of the related Equipment, and to receive an amount intended to make the lessor or secured party (as the case may be) whole plus costs and expenses (including legal fees) incurred by the lessor or secured party as a result of such default. Notwithstanding such events of default and remedies, under the Contribution and Servicing Agreement, the Servicer is permitted to take such actions, with respect to delinquent and defaulted Leases, as a reasonably prudent creditor would do under similar circumstances. See "Description of the Contribution and Servicing Agreement--Servicing." Vendor Services may occasionally provide payment extensions (generally of three months or less, although longer extensions are occasionally granted) to customers experiencing delays in payment due to cash flow shortages or other reasons. However, it is not intended that extensions be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, it will permit the permanent resolution of the delinquency.

 Prepayments and Early Termination

      None of the Leases permit the prepayment or early termination of the Lease (except for a de minimis number of Leases which allow for a prepayment or early termination upon payment of an amount which is not less than the Required Payoff Amount). Nevertheless, the Servicer is permitted under the Contribution and Servicing Agreement to accept prepayments of any of the Leases, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining Principal Balance of the Lease after application of such amount) is at least equal to the Required Payoff Amount for such Lease.

 Disclaimer of Warranties

      The Leases contain provisions whereby the lessor (or Vendor Services, as assignee of the lessor) disclaims all warranties with respect to the Equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the Obligor for the term of the Lease. Under the Leases, the Obligor "accepts" the Equipment under the applicable Lease following delivery and an opportunity to inspect the related Equipment.

REPRESENTATIONS AND WARRANTIES MADE BY VENDOR SERVICES

      Under the Transfer Agreement, Vendor Services will make the following representations and warranties regarding each Lease (and the related Equipment) as of the Initial Cut-Off Date, and regarding each Substitute Lease as of the applicable Cut-Off Date:

    (A) Each Lease (i) constitutes a valid, binding and enforceable payment obligation of the Obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), (ii) has been duly and properly sold, assigned and conveyed by Vendor Services under the Transfer Agreement to the SPC and has been duly and properly transferred and conveyed by the SPC to the Issuer pursuant to the Contribution and Servicing Agreement, (iii) was originated by Vendor Services in the ordinary course of its business, or (in the case of any Lease purchased by Vendor Services) was acquired by Vendor Services for proper consideration and was validly assigned to Vendor Services by the originator of such Lease, and (iv) contains customary and enforceable provisions adequate to enable realization against the Obligor and/or the related Equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related Equipment);

    (B) No selection procedures adverse to the Noteholders were utilized in selecting the Leases from those leases owned by Vendor Services on the Cut-Off Date;

    (C) All requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Leases, have been complied with in all material respects;

    (D) There is no known default, breach, violation or event permitting cancellation or termination of the Lease by the lessor under the terms of any Lease (other than Scheduled Payment delinquencies (in excess of 10% of the Scheduled Payment due) of not more than 59 days), and (except for payment extensions and waivers of Administrative Fees in accordance with Vendor Services's servicing and collection policies and procedures) there has been no waiver of any of the foregoing; and as of the Cut-Off Date, no related Equipment had been repossessed;

    (E) Immediately prior to the sale, assignment and conveyance of each Lease by Vendor Services to the SPC, Vendor Services had good title to such Lease and Vendor Services' interest in the related Equipment (subject to the terms of such Lease) and was the sole owner thereof, free of any lien; and immediately prior to the transfer and conveyance of the Leases by the SPC to the Issuer, the SPC had good title to such Leases and such interest in the related Equipment and was the sole owner thereof, free of any lien (other than the rights of the Obligor under the related Lease);

    (F) No person has a participation in or other right to receive Scheduled Payments under any Lease, and neither the SPC nor Vendor Services has taken any action to convey any right to any person that would result in such person having a right to Scheduled Payments received with respect to any Lease;

    (G) Each Lease was originated by Vendor Services or acquired by Vendor Services and was sold and assigned by Vendor Services to the SPC without any fraud or misrepresentation on the part of Vendor Services;

    (H) Each Obligor (i) is located in the United States, and (ii) is not (a) the United States of America or any state or local government or any agency, department, subdivision, or instrumentality thereof (except for Leases representing no more than 1% of the Initial Pool Principal Balance) or (b) Vendor Services or an affiliate thereof;

    (I) The sale, transfer and assignment of such Lease and Vendor Services' interest in the related Equipment to the SPC under the Transfer Agreement, and the transfer and conveyance of such Lease from, and the grant of rights to the related Residual Realizations by, the SPC to the Issuer under the Contribution and Servicing Agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such Lease;

    (J) All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Issuer a first priority perfected lien or ownership interest in the Leases and a first priority perfected security interest in Vendor Services' interest in the Equipment have been made, taken or performed;

    (K) There exists a Lease File pertaining to each Lease, and such Lease File contains the Lease or a facsimile copy thereof;

    (L) There is only one original executed copy of each Lease;

    (M) The Leases constitute chattel paper within the meaning of the UCC as in effect in the States of Minnesota and Delaware (other than those Leases in which the lessor is financing exclusively the Obligor's software license or maintenance contract for Equipment, which Leases, in proportion to the Initial Pool Principal Balance, are not material);

    (N) Each Lease was entered into by an Obligor who, at the Cut-Off Date, had not been identified on the records of Vendor Services as being the subject of a current bankruptcy proceeding;

    (O) The computer tape containing information with respect to the Leases that was made available by Vendor Services to the Trustee on the Closing Date and was used to select the Leases was complete and accurate in all material respects as of the Cut-Off Date and includes a description of the same Leases that are described in the Schedule of Leases to the Contribution and Servicing Agreement;

    (P) By the Closing Date, the portions of the electronic master record of Vendor Services relating to the Leases will have been clearly and unambiguously marked to show that the Leases constitute part of the Trust Assets and are owned by the Issuer in accordance with the terms of the Contribution and Servicing Agreement;

    (Q) No Lease has a Scheduled Payment delinquency (in excess of 10% of the Scheduled Payment due) of more than 59 days past due as of the Cut-Off Date;

    (R) Each Lease may be sold, assigned and transferred by Vendor Services to the SPC, and may be assigned and transferred by the SPC to the Issuer, without the consent of, or prior approval from, or any notification to, the applicable Obligor, other than (i) certain Leases (which, in proportion to the aggregate of all of the Leases, are not material) that require notification of the assignment to the Obligor, which notification will be given by the Servicer not later than 10 days following the Closing Date, and (ii) Leases (which, in proportion to the aggregate of all of the Leases, are not material) that require the consent of the Obligor, which consent will be obtained by the Servicer not later than 10 days following the Closing Date;

    (S) Each Lease prohibits the sale, assignment or transfer of the Obligor's interest therein, the assumption of the Lease by another person in a manner that would release the Obligor thereof from the Obligor's obligation, or any sale, assignment or transfer of the related Equipment, without the prior consent of the lessor, other than Leases which may (i) permit assignment to a subsidiary, corporate parent or other affiliate,
  (ii) permit the assignment to a third party, provided the Obligor remains liable under the Lease, or (iii) permit assignment to a third party with a credit standing (determined by Vendor Services in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original Obligor;

    (T) The Obligor under each Lease is required to make payments thereunder
  (i) in United States dollars, and (ii) in fixed amounts and on fixed and predetermined dates;

    (U) Each Lease requires the Obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related Equipment, the payment of all premiums for insurance of such Equipment and the payment of all taxes (including sales and property taxes) relating to such Equipment;

    (V) Each Lease requires the Obligor thereunder to make all Scheduled Payments thereon under all circumstances and regardless of the condition or suitability of the related Equipment and notwithstanding any defense, set-off or counterclaim that the Obligor may have against the manufacturer, lessor or lender (as the case may be);

    (W) Under each Lease, if the Equipment is damaged or destroyed, the Obligor is required either (i) to repair such Equipment, (ii) to make a termination payment to the lessor in an amount not less than the Required Payoff Amount, or (iii) in some cases, to replace such damaged or destroyed Equipment with other equipment of comparable use and value;

    (X) None of the Leases permit the Obligor to terminate the Lease prior to the latest Stated Maturity Date or to otherwise prepay the amounts due and payable thereunder, except for a de minimis number of Leases which allow for an early termination or prepayment upon payment of an amount which is not less than the Required Payoff Amount;

    (Y) It is not a precondition to the valid transfer or assignment of Vendor Services' interest in any of the Equipment related to any Lease that title to such Equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority;

    (Z) The information with respect to the Leases listed on the Schedule of Leases attached to the Contribution and Servicing Agreement is true, correct and complete in all material respects;

    (AA) No provisions of any Lease have been waived, altered or modified in any material respect, except as indicated in the Lease File;

    (BB) No Lease is a "consumer lease" as defined in Article 2A of the Uniform Commercial Code, except for a de minimis number of Leases;

    (CC) To the best of Vendor Services' knowledge, each Obligor has accepted the related Equipment and has had reasonable opportunity to inspect and test such Equipment; and

    (DD) The Obligor has made at least one payment under the Lease.

      The above-described representations and warranties of Vendor Services will survive the transfer and assignment of the related Leases and other Trust Assets to the Issuer.

      In the event of a breach of any such representation or warranty with respect to a Lease that materially and adversely affects the value of such Lease (any such breach being a "Repurchase Event"), Vendor Services, unless it cures the breach by the end of the second Collection Period after the date on which Vendor Services becomes aware of or receives written notice from the Trustee or the Servicer of such breach, will be obligated to repurchase (or substitute another lease for) the Lease and the related Equipment. Any such repurchase shall be made on the Deposit Date immediately following the end of such second Collection Period at a price equal to the Required Payoff Amount applicable to such Lease plus the Book Value of the related Equipment. The "Required Payoff Amount," with respect to any Collection Period for any Lease, is equal to the sum of: (i) the Scheduled Payment due in such Collection Period, together with any Scheduled Payments due in prior Collection Periods and not yet received, plus (ii) the Principal Balance of such Lease as of the last day of such Collection Period (after taking into account the Scheduled Payment due in such Collection Period). This repurchase or substitution obligation may be enforced by the Trustee on behalf of the holders of the Notes, and will constitute the sole remedy available to the Noteholders against Vendor Services for any such uncured breach, except that pursuant to the Transfer Agreement, Vendor Services will indemnify the Trustee, the Issuer and the Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

      Upon the repurchase or substitution by Vendor Services of a Lease and any related Equipment, such Lease and related Equipment will be released to Vendor Services.

SUBSTITUTION

      Vendor Services will have the option to substitute one or more Leases having similar characteristics (each, a "Substitute Lease") for (a) Liquidated Leases, (b) Leases subject to repurchase as a result of a breach or representation or warranty ("Warranty Leases") and (c) Leases following a material modification or adjustment to the terms of such Lease ("Adjusted Leases"). The aggregate Principal Balance of the Liquidated Leases, Warranty Leases or Adjusted Leases for which Vendor Services may substitute Substitute Leases cannot exceed 10% of the Initial Pool Principal Balance.

      In no event will the Lease Pool Principal Balance after the inclusion of the Substitute Leases be less than the Lease Pool Principal Balance prior to such substitution. In addition, after giving effect to such substitutions, the aggregate Book Value of the Equipment subject to the Leases cannot be materially less than the aggregate Book Value of the Equipment subject to the Leases immediately prior to such substitutions. Additionally, the final payment on each Substitute Lease must be on or prior to September 30, 2005 or, to the extent the final payment on such Lease is due subsequent to September 30, 2005, only scheduled payments due on or prior to such date may be included in calculating the Principal Balance of such Lease.

CERTAIN STATISTICS RELATING TO THE CUT-OFF DATE POOL

 General

      Vendor Services has prepared certain statistics relating to the Lease Pool as of the Initial Cut-Off Date (the "Cut-Off Date Pool"). All statistical information concerning the Leases set forth herein, insofar as it involves calculations of the Principal Balances of the Leases, are made using the Statistical Discount Rate of 6.506%.

      The aggregate Principal Balance of the Leases calculated using the Statistical Discount Rate, and not including delinquent amounts (the "Statistical Discounted Present Value of the Leases") is equal to $394,839,208.76. The aggregate Principal Balance of each Lease (the "Lease Pool Principal Balance") as of the Initial Cut-Off Date (the "Initial Pool Principal Balance") and as of each Payment Date will be calculated at the "Discount Rate" of %.

      The total number of Leases in the Cut-Off Date Pool is 34,621. The average Principal Balance of the Leases, as of the Initial Cut-Off Date, was approximately $11,404.62.

                      COMPOSITION OF THE CUT-OFF DATE POOL

           STATISTICAL DISCOUNTED    WEIGHTED AVERAGE
 NUMBER     PRESENT VALUE OF THE       ORIGINAL TERM         WEIGHTED AVERAGE        AVERAGE PRINCIPAL
OF LEASES          LEASES                 (RANGE)         REMAINING TERM (RANGE)      BALANCE (RANGE)
---------  ---------------------- ----------------------- ----------------------  ------------------------
 34,621       $394,839,208.76          47.65 months            41.33 months              $11,404.62
                                  (7 months to 84 months) (6 months to 82 months) ($98.54 to $3,193,926.43)

 Geographical Diversity

      The following table shows the geographical diversity of the Cut-Off Date Pool, by indicating the number of Leases, the aggregate Statistical Discounted Present Value of the Leases and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases in the Cut-Off Date Pool by reference to the State in which the Obligors on such Leases are (according to the Servicer's records) located:

                                                                   AGGREGATE         % OF STATISTICAL
                                                             STATISTICAL DISCOUNTED DISCOUNTED PRESENT
                                           % OF TOTAL NUMBER     PRESENT VALUE         VALUE OF THE
STATE                     NUMBER OF LEASES     OF LEASES         OF THE LEASES            LEASES
-----                     ---------------- ----------------- ---------------------- ------------------
Alabama.................          287             0.83%           $3,073,725.63             0.78%
Alaska..................           70             0.20               479,890.77             0.12
Arizona.................          604             1.74             6,977,195.61             1.77
Arkansas................          112             0.32               783.252.47             0.20
California..............        3,421             9.88            47,253,950.52            11.97
Colorado................          621             1.79             6,248,521.29             1.58
Connecticut.............          680             1.96             8,184,154.83             2.07
Delaware................          178             0.51             2,045,067.83             0.52
District of Columbia....          168             0.49             2,116,882.21             0.54
Florida.................        3,329             9.62            34,447,676.65             8.72
Georgia.................        1,024             2.96            11,881,996.54             3.01
Hawaii..................           55             0.16               575,597.98             0.15
Idaho...................           63             0.18               391,622.12             0.10
Illinois................        1,416             4.09            16,551,269.13             4.19
Indiana.................          603             1.74             6,790,755.77             1.72
Iowa....................          245             0.71             1,989,644.32             0.50
Kansas..................          238             0.69             3,084,275.73             0.78
Kentucky................          313             0.90             2,846,244.59             0.72
Louisiana...............          358             1.03             3,404,755.25             0.86
Maine...................          150             0.43             1,284,251.39             0.33
Maryland................          650             1.88             9,054,610.69             2.29
Massachusetts...........        1,276             3.69            12,591,703.54             3.19
Michigan................          807             2.33            13,005,672.44             3.29
Minnesota...............          934             2.70             8,605,454.22             2.18
Mississippi.............          172             0.50             1,691,243.89             0.43
Missouri................          470             1.36             5,659,869.54             1.43
Montana.................           80             0.23               518,517.65             0.13
Nebraska................          103             0.30             1,142,206.67             0.29
Nevada..................          386             1.11             4,281,898.10             1.08
New Hampshire...........          245             0.71             2,445,385.96             0.62
New Jersey..............        2,030             5.86            25,330,704.62             6.42
New Mexico..............          135             0.39             1,317,869.12             0.33
New York................        3,555            10.27            42,676,206.58            10.81
North Carolina..........        1,418             4.10            16,155,347.87             4.09
North Dakota............           48             0.14               560,643.60             0.14
Ohio....................        1,106             3.19            10,132,850.30             2.57
Oklahoma................          306             0.88             2,747,690.15             0.70
Oregon..................          342             0.99             2,783,396.25             0.70
Pennsylvania............        1,509             4.36            16,031,010.32             4.06
Rhode Island............          159             0.46             2,209,732.70             0.56
South Carolina..........          494             1.43             4,695,214.99             1.19
South Dakota............           51             0.15               414,201.29             0.10
Tennessee...............          419             1.21             4,735,186.67             1.20
Texas...................        1,918             5.54            24,970,870.82             6.32
Utah....................          160             0.46             1,754,092.01             0.44
Vermont.................           68             0.20               757,010.91             0.19
Virginia................          918             2.65            10,052,108.68             2.55
Washington..............          466             1.35             4,358,103.99             1.10
West Virginia...........          125             0.36             1,033,202.96             0.26
Wisconsin...............          286             0.83             2,518,788.04             0.64
Wyoming.................           50             0.14               197,683.52             0.05
                               ------           ------          ---------------           ------
 Total..................       34,621           100.00%         $394,839,208.76           100.00%
                               ======           ======          ===============           ======

      Adverse economic conditions in states where a substantial number of Obligors are located, such as New York, California and Florida, may adversely affect such Obligors' ability to make payments on the related Leases, and the Noteholders could suffer a loss on their investment as a result.

 Payment Status

      The following table shows the payment status of the Cut-Off Date Pool, by indicating the number of Leases, the aggregate Statistical Discounted Present Value of such Leases and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases in the Cut-Off Date Pool by reference to whether such Leases were current as of the Initial Cut-Off Date or were 31-60 days delinquent. For these purposes, a "delinquency" means that the Obligor on the Lease has failed to make a required Scheduled Payment in an amount equal to at least 90% of the required Scheduled Payment within 30 days of the due date.

                                                        AGGREGATE
                                                       STATISTICAL   % OF STATISTICAL
                                          % OF TOTAL   DISCOUNTED       DISCOUNTED
                                          NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
PAYMENT STATUS           NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
--------------           ---------------- ---------- --------------- ----------------
Current.................      33,859         97.80%  $388,779,154.22       98.47%
31-60 Days Delinquent...         762          2.20      6,060,054.54        1.53
                              ------        ------   ---------------      ------
  Total.................      34,621        100.00%  $394,839,208.76      100.00%
                              ======        ======   ===============      ======

 Leases by Equipment Type

      The following table shows the type of Equipment securing or otherwise related to the Leases, by the number of Leases, the aggregate Statistical Discounted Present Value of such Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases:

                                                        AGGREGATE
                                                       STATISTICAL   % OF STATISTICAL
                                          % OF TOTAL   DISCOUNTED       DISCOUNTED
                                          NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
TYPE OF EQUIPMENT        NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
-----------------        ---------------- ---------- --------------- ----------------
Data Processing
 Equipment..............      15,798         45.63%  $129,206,580.26       32.72%
Office Machines.........       7,305         21.10     79,046,457.24       20.02
Telecommunications......       6,068         17.53     77,493,428.70       19.63
Auto Services...........       1,263          3.65     16,890,907.92        4.28
Healthcare Related......         460          1.33     13,699,467.72        3.47
Laundry & Cleaning......         545          1.57     13,423,134.35        3.40
Furniture...............         715          2.07     11,998,664.96        3.04
Machine Tool............         483          1.40     10,991,781.97        2.78
Other...................         438          1.27     10,029,283.29        2.54
Recreation..............         422          1.22      6,386,195.06        1.62
Secured Loans...........          22          0.06      6,089,040.63        1.54
Food & Lodging..........         307          0.89      5,397,999.88        1.37
Printing................         245          0.71      4,174,015.82        1.06
HVAC....................         112          0.32      2,734,617.03        0.69
Imaging.................         144          0.42      1,880,903.10        0.48
Construction............          65          0.19      1,376,407.42        0.35
Material Handling.......          97          0.28      1,337,493.95        0.34
Maintenance.............          59          0.17        897,414.84        0.23
Unclassified............          34          0.10        771,366.30        0.20
Waste Management........          26          0.08        605,268.51        0.15
Manufacturing...........           9          0.03        295,745.74        0.07
Transportation..........           4          0.01        113,034.07        0.03
                              ------        ------   ---------------      ------
  Total.................      34,621        100.00%  $394,839,208.76      100.00%
                              ======        ======   ===============      ======

 Principal Balances

      The following table shows the distribution of the Cut-Off Date Pool by Principal Balance by indicating the number of Leases which have a Principal Balance within a defined range and the aggregate Statistical Discounted Present Value of the Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the
Leases:

                                                        AGGREGATE
                                                       STATISTICAL   % OF STATISTICAL
                                          % OF TOTAL   DISCOUNTED       DISCOUNTED
                                          NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
PRINCIPAL BALANCE        NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
-----------------        ---------------- ---------- --------------- ----------------
$      0.01 to
 $   10,000.00..........      24,215         69.94%  $102,196,506.28       25.88%
$ 10,000.01 to
 $   25,000.00..........       7,066         20.41    110,124,029.37       27.89
$ 25,000.01 to
 $   40,000.00..........       1,772          5.12     55,080,040.75       13.95
$ 40,000.01 to
 $   60,000.00..........         825          2.38     39,856,448.99       10.09
$ 60,000.01 to
 $   80,000.00..........         319          0.92     21,797,021.93        5.52
$ 80,000.01 to
 $  100,000.00..........         159          0.46     14,255,309.09        3.61
$100,000.01 to
 $  150,000.00..........         163          0.47     19,295,820.73        4.89
$150,000.01 to
 $  200,000.00..........          46          0.13      8,075,149.88        2.05
$200,000.01 to
 $  300,000.00..........          29          0.08      7,031,530.07        1.78
$300,000.01 to
 $  400,000.00..........          12          0.03      4,210,628.16        1.07
$400,000.01 to
 $  500,000.00..........           5          0.01      2,263,426.03        0.57
$500,000.01 to
 $1,000,000.00..........           7          0.02      4,975,500.12        1.26
Over $1,000,000.00......           3          0.01      5,677,797.37        1.44
                              ------        ------   ---------------      ------
  Total.................      34,621        100.00%  $394,839,208.76      100.00%
                              ======        ======   ===============      ======

 Original Equipment Costs

      The following table shows the distribution of the Cut-Off Date Pool by original equipment costs by indicating the number of Leases, the aggregate Statistical Discounted Present Value of such Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the Leases:

                                                           AGGREGATE      % OF STATISTICAL
                                           % OF TOTAL     STATISTICAL        DISCOUNTED
                                           NUMBER OF  DISCOUNTED PRESENT  PRESENT VALUE OF
ORIGINAL EQUIPMENT COSTS  NUMBER OF LEASES   LEASES   VALUE OF THE LEASES    THE LEASES
------------------------  ---------------- ---------- ------------------- ----------------
$       0.01 to
 $   10,000.00..........       22,973         66.36%    $ 91,767,383.20         23.24%
$ 10,000.01 to
 $   25,000.00..........        7,828         22.61      110,721,386.60         28.04
$ 25,000.01 to
 $   40,000.00..........        2,033          5.87       57,654,821.66         14.60
$ 40,000.01 to
 $   60,000.00..........          949          2.74       42,273,773.95         10.71
$ 60,000.01 to
 $   80,000.00..........          346          1.00       21,882,102.79          5.54
$ 80,000.01 to
 $  100,000.00..........          176          0.51       14,606,356.29          3.70
$100,000.01 to
 $  150,000.00..........          191          0.55       20,823,752.93          5.27
$150,000.01 to
 $  200,000.00..........           58          0.17        9,040,527.97          2.29
$200,000.01 to
 $  300,000.00..........           39          0.11        8,750,315.70          2.22
$300,000.01 to
 $  400,000.00..........            7          0.02        2,208,711.19          0.56
$400,000.01 to
 $  500,000.00..........            9          0.03        3,524,739.50          0.89
$500,000.01 to
 $1,000,000.00..........            9          0.03        5,907,539.61          1.50
Over $1,000,000.........            3          0.01        5,677,797.37          1.44
                               ------        ------     ---------------        ------
  Total.................       34,621        100.00%    $394,839,208.76        100.00%
                               ======        ======     ===============        ======

 Remaining Terms of Leases

      The following table shows the remaining term of the Leases from the Initial Cut-Off Date to the scheduled expiration date of such Leases, by indicating the number of Leases, the aggregate Statistical Discounted Present Value of such Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the
Leases:

                                                          AGGREGATE
                                                         STATISTICAL   % OF STATISTICAL
                                            % OF TOTAL   DISCOUNTED       DISCOUNTED
                                            NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
REMAINING TERMS OF LEASES  NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
-------------------------  ---------------- ---------- --------------- ----------------
One Month to 12 Months...        1,165          3.37%    $4,663,363.27        1.18%
13 Months to 24 Months...        6,298         18.19     34,884,289.48        8.84
25 Months to 36 Months...       17,023         49.17    139,401,451.28       35.31
37 Months to 48 Months...        3,516         10.16     51,071,282.69       12.93
49 Months to 60 Months...        6,479         18.71    156,903,654.97       39.74
Over 60 Months...........          140          0.40      7,915,167.06        2.00
                                ------        ------   ---------------      ------
  Total..................       34,621        100.00%  $394,839,208.76      100.00%
                                ======        ======   ===============      ======

 Original Terms of Leases

      The following table shows the original term of the Leases from the date of origination to the scheduled expiration date of such leases, by indicating the number of Leases, the aggregate Statistical Discounted Present Value of such Leases, and the percentage (by number of Leases and by aggregate Statistical Discounted Present Value) of such Leases relative to all of the
Leases:

                                                         AGGREGATE
                                                        STATISTICAL   % OF STATISTICAL
                                           % OF TOTAL   DISCOUNTED       DISCOUNTED
                                           NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
ORIGINAL TERMS OF LEASES  NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
------------------------  ---------------- ---------- --------------- ----------------
One Month to 12 Months..          493          1.42%  $  2,024,746.67        0.51%
13 Months to 24 Months..        4,472         12.92     21,128,835.89        5.35
25 Months to 36 Months..       18,611         53.76    146,831,944.89       37.19
37 Months to 48 Months..        3,072          8.87     36,628,707.41        9.28
49 Months to 60 Months..        7,390         21.35    172,798,496.53       43.76
61 Months to 72 Months..          558          1.61     11,783,347.73        2.98
73 Months to 84 Months..           25          0.07      3,643,129.64        0.92
                               ------        ------   ---------------      ------
  Total.................       34,621        100.00%  $394,839,208.76      100.00%
                               ======        ======   ===============      ======

 Leases by Purchase Options

      The following table shows the types of equipment purchase options related to the Leases, by the number of Leases, the aggregate Statistical Discounted Present Value of such Leases, and the percentage (by number of Leases and by aggregate Statistical Present Value) of such Leases relative to all of the
Leases:

                                                        AGGREGATE
                                                       STATISTICAL   % OF STATISTICAL
                                          % OF TOTAL   DISCOUNTED       DISCOUNTED
                                          NUMBER OF   PRESENT VALUE  PRESENT VALUE OF
TYPE                     NUMBER OF LEASES   LEASES    OF THE LEASES     THE LEASES
----                     ---------------- ---------- --------------- ----------------
Nominal Buyout..........      15,001         43.33%  $183,483,751.24       46.47%
Fixed Purchase Option...       3,451          9.97     35,041,007.17        8.87
Fair Market Value.......      16,145         46.63    175,832,120.24       44.53
Put Option..............          24          0.07        482,330.11        0.12
                              ------        ------   ---------------      ------
  Totals................      34,621        100.00%  $394,839,208.76      100.00%
                              ======        ======   ===============      ======

CERTAIN STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

 Delinquencies

      The following table sets forth statistics relating to delinquencies on leases within Vendor Services' owned and managed portfolio of receivables similar to the Leases as of December 31, 1996, December 31, 1997 and November 30, 1998. Vendor Services was acquired by Green Tree in November 1996, and current management, accordingly, cannot certify delinquency and default experience for prior periods. However, current management does not believe that Vendor Services' delinquency and default experience in prior periods was substantially different from the experience presented here. For these purposes, a "Delinquency" means that the obligor on the lease has failed to make a required Scheduled Payment in an amount equal to at least 90% of the required Scheduled Payment within 30 days of the due date. For these purposes, any payment made by the obligor on a lease subsequent to the required payment date is applied to the earliest payment which was unpaid. The following table is based, where indicated, on the gross receivable balance of the leases, as it appears on the accounting records of Vendor Services as of the date set forth below and not solely the overdue payments.

                                                PERCENTAGE OF GROSS RECEIVABLE
                                                 BALANCE OF LEASES WHICH WERE
                                      GROSS               DELINQUENT
                                    RECEIVABLE  -------------------------------
                                    BALANCE OF  31 TO 60 61 TO 90 OVER 90
   DATE OF CALCULATION                LEASES      DAYS     DAYS    DAYS   TOTAL
   -------------------             ------------ -------- -------- ------- -----
   12/31/96....................... $618,075,465   2.20%    0.36%   0.13%  2.69%
   12/31/97....................... $735,621,630   2.07%    0.39%   0.15%  2.61%
   11/30/98....................... $893,014,108   1.81%    0.35%   0.09%  2.25%

 Non-Accruals

      The following table sets forth statistics relating to Non-Accruals on leases within Vendor Services' owned and managed portfolio of receivables similar to the Leases as of December 31, 1996, December 31, 1997 and as of November 30, 1998. Vendor Services was acquired by Green Tree in November 1996, and current management, accordingly, cannot certify non-accrual experience for prior periods. However, current management does not believe that Vendor Services' non-accrual experience in prior periods was substantially different from the experience presented here. For these purposes, a "Non-Accrual" means that, as of the date indicated, the obligor on the relevant lease had failed to make payments in an amount at least equal to 90% of the required Scheduled Payment for at least 90 days beyond the date required (or less, if in the judgment of the collection manager the account is impaired), or commenced a bankruptcy or insolvency proceeding. The following table is based, where indicated, on the net investment of the leases (gross of any allowance for losses) as it appears on the records of Vendor Services as of the date specified below:

                                                             PERCENTAGE OF
                                          AGGREGATE NET AGGREGATE NET INVESTMENT
                                          INVESTMENT OF   OF LEASES WHICH WERE
     DATE OF CALCULATION                     LEASES          ON NON-ACCRUAL
     -------------------                  ------------- ------------------------
     12/31/96............................ $558,040,000            3.42%
     12/31/97............................ $672,210,148            3.58%
     11/30/98............................ $832,231,935            4.05%

 Losses and Recoveries

      The following table sets forth statistics relating to gross losses and losses net of recoveries on defaulted leases within Vendor Services' owned and managed portfolio of receivables similar to the Leases during the twelve-month periods ending December 31, 1996 and December 31, 1997 and during the eleven-month period ending November 30, 1998. Vendor Services was acquired by Green Tree in November 1996, and current management, accordingly, cannot certify loss and recovery experience for prior periods. However, current management does not believe that Vendor Services' loss and recovery experience in prior periods was substantially different from the experience presented here. For these purposes, "gross losses" means total losses before recoveries measured against the net investment of the leases (gross of any allowance for losses), and "net losses" means losses after recoveries measured against the net investment of the leases (gross of any allowance for losses).

                                 AGGREGATE
                                    NET      GROSS LOSSES AS A  NET LOSSES AS A
                                 INVESTMENT  PERCENTAGE OF NET PERCENTAGE OF NET
   DATE OF CALCULATION           OF LEASES      INVESTMENT        INVESTMENT
   -------------------          ------------ ----------------- -----------------
   12/31/96.................... $558,040,000       2.96%             1.83%
   12/31/97....................  672,210,148       2.40%             1.51%
   11/30/98....................  832,231,935       2.17%             1.38%

      Vendor Services' delinquency, non-accrual and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions where it has customer concentrations. These conditions are often volatile, and no predictions can be made regarding them. There can be no assurance that the delinquency, non-accrual and net loss experience on the Leases will be comparable to that set forth above.

      It has been Vendor Services' experience that collections from the obligors constitute a significant portion of recoveries on defaulted equipment lease receivables, in addition to the proceeds from liquidation of the related equipment. The resale value of individual items of Equipment, which would be collected by the Servicer in the event of a default under the related Lease, will vary substantially, depending on such factors as the expected remaining useful life of the Equipment at the time of the default and the obsolescence of the Equipment, it is possible that the resale values for some Equipment would be negligible or insufficient to justify repossession and resale. See "Risk Factors--Risks Relating to Reliance on Residual Realizations."

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE ISSUER

      As of the date of this Prospectus, the Issuer has had no operating history. The net proceeds of the sale of the Notes will be employed to purchase the Leases. See "Use of Proceeds." The Issuer is prohibited by its LLC Agreement from engaging in business other than (i) acquiring the Leases and rights to the Residual Realizations from the SPC, (ii) pledging the Leases and its rights to the Residual Realizations to the Trustee, (iii) executing and performing its obligations under the Contribution and Servicing Agreement and the Indenture, and (iv) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

                             MANAGERS OF THE ISSUER

      The following table sets forth the managers of the Issuer and their ages and positions as of the date of this Prospectus. Because the Issuer is organized as a special purpose company and will be largely passive, it is expected that the managers in such capacity will participate in the management of the Issuer to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by the Servicer.

     NAME                             AGE                POSITION
     ----                             --- --------------------------------------
     Joel H. Gottesman............... 49  Manager and Chair of Board of Managers
     Richard G. Evans................ 50  Manager

      Joel H. Gottesman was named to the Board of Managers of the Issuer in November 1998. Mr. Gottesman has been Senior Vice President and General Counsel of Green Tree Financial Corporation since September 1995, and Secretary since May 1996. From 1983 to 1995, Mr. Gottesman was an attorney at Briggs & Morgan, Professional Association, Minneapolis, Minnesota.

      Richard G. Evans was named to the Board of Managers of the Issuer in November 1998. Mr. Evans has been the Executive Vice President of Green Tree Financial Corporation since 1993. From 1985 to 1993, Mr. Evans was General Counsel of Green Tree Financial Corporation.

      None of the above-listed managers of the Issuer will be compensated directly by the Issuer nor with any funds or assets of the Issuer nor will any such managers receive compensation in the capacities in which they act for the Issuer.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers and controlling persons of the Issuer pursuant to its LLC Agreement, or otherwise, the Issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuer of expenses incurred or paid by a manager, officer or controlling person of the Issuer in the successful defense of any action, suit or proceeding) is asserted by such manager or controlling person in connection with the Notes, the Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

      THE FOLLOWING INFORMATION IS GIVEN SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE LEASES ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE LEASES.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the Leases. Payments on the Leases may be in the form of Scheduled Payments or prepayments (including, for this purpose, liquidations due to default). See "Risk Factors-- Prepayment and Early Termination of Leases and Related Reinvestment Risks."

      The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Leases outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that Leases will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model. See "Risk Factors-- Prepayment and Early Termination of Leases and Related Reinvestment Risk."

      The weighted average lives in the following tables were created assuming that the Discount Rate is equal to the Statistical Discount Rate and further assuming that: (i) Scheduled Payments on the Leases are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) with respect to the caption "Weighted Average Life to Call" the SPC will exercise its right to purchase the Leases on the Payment Date following the date on which the unpaid principal balance of all of the outstanding Notes is less than 10% of the Initial Pool Principal Balance, and with respect to the caption "Weighted Average Life to Maturity," the SPC will not exercise that right at any time; (iii) payments are made on the Notes on the 20th day of each month commencing January 20, 1999; (iv) the Notes are issued on December 23, 1998; (v) the SPC does not substitute new leases for Leases that are prepaid in full and (vi) there are no investment earnings on funds in the Collection Account, Reserve Account or Residual Account. In addition, it was assumed for purposes of preparing the following tables only that on the Closing Date the Issuer will issue $122,794,994 aggregate principal amount of 5.22% Class A-1 Notes, $51,723,937 aggregate principal amount of 5.60% Class A-2 Notes, $122,400,155 aggregate principal amount of 5.56% Class A-3 Notes, $58,436,203 aggregate principal amount of 5.72% Class A-4 Notes, $25,664,549 aggregate principal amount of 6.50% Class B Notes, and $13,819,372 aggregate principal amount of 7.56% Class C Notes. No representation is made that these assumptions will be correct, including the assumption that the Leases will not experience delinquencies or losses. In addition, since the Discount Rate will differ from the Statistical Discount Rate, the assumed level of the Initial Pool Principal Balance, for purposes of the following tables, will differ from the actual amount, as described herein.

      In making an investment decision with respect to the Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the tables below.

                               PERCENTAGE OF THE               PERCENTAGE OF THE
                           INITIAL PRINCIPAL BALANCE       INITIAL PRINCIPAL BALANCE
                                    OF THE                          OF THE
                                CLASS A-1 NOTES                 CLASS A-2 NOTES
                          ------------------------------  ------------------------------
                                      CPR                             CPR
                          ------------------------------  ------------------------------
      PAYMENT DATE          0%      7%     12%     18%      0%      7%     12%     18%
      ------------        ------  ------  ------  ------  ------  ------  ------  ------
Closing Date............  100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
January 20, 1999........   91.81   89.92   88.49   86.67  100.00  100.00  100.00  100.00
February 20, 1999.......   83.57   79.90   77.14   73.64  100.00  100.00  100.00  100.00
March 20, 1999..........   75.28   69.95   65.95   60.92  100.00  100.00  100.00  100.00
April 20, 1999..........   66.96   60.06   54.92   48.49  100.00  100.00  100.00  100.00
May 20, 1999............   58.58   50.24   44.05   36.35  100.00  100.00  100.00  100.00
June 20, 1999...........   50.16   40.48   33.34   24.50  100.00  100.00  100.00  100.00
July 20, 1999...........   41.74   30.83   22.82   12.96  100.00  100.00  100.00  100.00
August 20, 1999.........   33.32   21.29   12.50    1.74  100.00  100.00  100.00  100.00
September 20, 1999......   24.90   11.85    2.37    0.00  100.00  100.00  100.00   81.37
October 20, 1999........   16.48    2.51    0.00    0.00  100.00  100.00   84.63   59.82
November 20, 1999.......    8.07    0.00    0.00    0.00  100.00   86.39   64.85   38.87
December 20, 1999.......    0.00    0.00    0.00    0.00   99.41   67.98   45.53   18.59
January 20, 2000........    0.00    0.00    0.00    0.00   82.51   49.84   26.63    0.00
February 20, 2000.......    0.00    0.00    0.00    0.00   65.67   31.96    8.13    0.00
March 20, 2000..........    0.00    0.00    0.00    0.00   48.89   14.33    0.00    0.00
April 20, 2000..........    0.00    0.00    0.00    0.00   32.15    0.00    0.00    0.00
May 20, 2000............    0.00    0.00    0.00    0.00   15.50    0.00    0.00    0.00
June 20, 2000...........    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
Weighted Average Life to
 Call (in years)........    0.53    0.46    0.41    0.36    1.28    1.12    1.02    0.91
Weighted Average Life To
 Maturity (in years)....    0.53    0.46    0.41    0.36    1.28    1.12    1.02    0.91

                               PERCENTAGE OF THE               PERCENTAGE OF THE
                           INITIAL PRINCIPAL BALANCE       INITIAL PRINCIPAL BALANCE
                                    OF THE                          OF THE
                                CLASS A-3 NOTES                 CLASS A-4 NOTES
                          ------------------------------  ------------------------------
                                      CPR                             CPR
                          ------------------------------  ------------------------------
      PAYMENT DATE          0%      7%     12%     18%      0%      7%     12%     18%
      ------------        ------  ------  ------  ------  ------  ------  ------  ------
Closing Date............  100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00% 100.00%
January 20, 1999........  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
February 20, 1999.......  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
March 20, 1999..........  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
April 20, 1999..........  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
May 20, 1999............  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
June 20, 1999...........  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
July 20, 1999...........  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
August 20, 1999.........  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
September 20, 1999......  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
October 20, 1999........  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
November 20, 1999.......  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
December 20, 1999.......  100.00  100.00  100.00  100.00  100.00  100.00  100.00  100.00
January 20, 2000........  100.00  100.00  100.00   99.54  100.00  100.00  100.00  100.00
February 20, 2000.......  100.00  100.00  100.00   91.48  100.00  100.00  100.00  100.00
March 20, 2000..........  100.00  100.00   95.79   83.66  100.00  100.00  100.00  100.00
April 20, 2000..........  100.00   98.71   88.31   76.08  100.00  100.00  100.00  100.00
May 20, 2000............  100.00   91.48   80.99   68.74  100.00  100.00  100.00  100.00
June 20, 2000...........   99.55   84.36   73.85   61.63  100.00  100.00  100.00  100.00
July 20, 2000...........   92.60   77.36   66.88   54.76  100.00  100.00  100.00  100.00
August 20, 2000.........   85.69   70.49   60.09   48.12  100.00  100.00  100.00  100.00
September 20, 2000......   78.85   63.75   53.48   41.71  100.00  100.00  100.00  100.00
October 20, 2000........   72.10   57.17   47.06   35.55  100.00  100.00  100.00  100.00
November 20, 2000.......   65.45   50.76   40.86   29.64  100.00  100.00  100.00  100.00
December 20, 2000.......   58.95   44.54   34.88   24.00  100.00  100.00  100.00  100.00
January 20, 2001........   52.65   38.56   29.18   18.65  100.00  100.00  100.00  100.00
February 20, 2001.......   46.60   32.88   23.78   13.63  100.00  100.00  100.00  100.00
March 20, 2001..........   40.83   27.48   18.69    8.93  100.00  100.00  100.00  100.00
April 20, 2001..........   35.33   22.39   13.91    4.54  100.00  100.00  100.00  100.00
May 20, 2001............   30.14   17.62    9.44    0.47  100.00  100.00  100.00  100.00
June 20, 2001...........   25.23   13.13    5.27    0.00  100.00  100.00  100.00   93.07
July 20, 2001...........   20.65    8.96    1.41    0.00  100.00  100.00  100.00   85.79
August 20, 2001.........   16.37    5.09    0.00    0.00  100.00  100.00   95.49   79.10
September 20, 2001......   12.45    1.56    0.00    0.00  100.00  100.00   88.70   73.05
October 20, 2001........    8.85    0.00    0.00    0.00  100.00   96.51   82.53   67.56
November 20, 2001.......    5.58    0.00    0.00    0.00  100.00   90.39   76.93   62.61
December 20, 2001.......    2.45    0.00    0.00    0.00  100.00   84.57   71.65   57.24
January 20, 2002........    0.00    0.00    0.00    0.00   98.68   78.90   66.54   52.03
February 20, 2002.......    0.00    0.00    0.00    0.00   92.33   73.37   60.75    0.00
March 20, 2002..........    0.00    0.00    0.00    0.00   86.06   67.98   55.15    0.00
April 20, 2002..........    0.00    0.00    0.00    0.00   79.89   61.84    0.00    0.00
May 20, 2002............    0.00    0.00    0.00    0.00   73.78   55.81    0.00    0.00
June 20, 2002...........    0.00    0.00    0.00    0.00   67.71    0.00    0.00    0.00
July 20, 2002...........    0.00    0.00    0.00    0.00   60.70    0.00    0.00    0.00
August 20, 2002.........    0.00    0.00    0.00    0.00   53.78    0.00    0.00    0.00
September 20, 2002......    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
Weighted Average Life to
 Call (in years)........    2.20    2.00    1.86    1.71    3.59    3.33    3.16    2.97
Weighted Average Life to
 Maturity (in years)....    2.20    2.00    1.86    1.71    3.77    3.56    3.40    3.21

                                                     PERCENTAGE OF THE
                                                 INITIAL PRINCIPAL BALANCE
                                                          OF THE
                                                       CLASS B NOTES
                                                ------------------------------
                                                            CPR
                                                ------------------------------
                 PAYMENT DATE                     0%      7%     12%     18%
                 ------------                   ------  ------  ------  ------
Closing Date................................... 100.00% 100.00% 100.00% 100.00%
January 20, 1999............................... 100.00  100.00  100.00  100.00
February 20, 1999.............................. 100.00  100.00  100.00  100.00
March 20, 1999................................. 100.00  100.00  100.00  100.00
April 20, 1999................................. 100.00  100.00  100.00  100.00
May 20, 1999................................... 100.00  100.00  100.00  100.00
June 20, 1999.................................. 100.00  100.00  100.00  100.00
July 20, 1999.................................. 100.00  100.00  100.00  100.00
August 20, 1999................................ 100.00  100.00  100.00  100.00
September 20, 1999............................. 100.00  100.00  100.00   95.86
October 20, 1999............................... 100.00  100.00   96.58   91.06
November 20, 1999.............................. 100.00   96.97   92.18   86.40
December 20, 1999..............................  99.87   92.88   87.88   81.89
January 20, 2000...............................  96.11   88.84   83.68   77.52
February 20, 2000..............................  92.37   84.87   79.57   73.28
March 20, 2000.................................  88.63   80.95   75.54   69.16
April 20, 2000.................................  84.91   77.08   71.60   65.17
May 20, 2000...................................  81.21   73.27   67.76   61.31
June 20, 2000..................................  77.52   69.53   64.00   57.56
July 20, 2000..................................  73.86   65.84   60.33   53.95
August 20, 2000................................  70.23   62.23   56.75   50.45
September 20, 2000.............................  66.63   58.68   53.27   47.08
October 20, 2000...............................  63.07   55.22   49.90   43.84
November 20, 2000..............................  59.58   51.84   46.63   40.73
December 20, 2000..............................  56.15   48.57   43.49   37.76
January 20, 2001...............................  52.84   45.42   40.48   34.94
February 20, 2001..............................  49.66   42.43   37.64   32.30
March 20, 2001.................................  46.61   39.59   34.96   29.83
April 20, 2001.................................  43.72   36.91   32.45   27.52
May 20, 2001...................................  40.99   34.40   30.10   25.38
June 20, 2001..................................  38.41   32.04   27.90   23.39
July 20, 2001..................................  36.00   29.84   25.87   21.56
August 20, 2001................................  33.74   27.81   24.00   19.88
September 20, 2001.............................  31.68   25.95   22.29   18.35
October 20, 2001...............................  29.79   24.25   20.74   16.98
November 20, 2001..............................  28.07   22.71   19.33   15.73
December 20, 2001..............................  26.42   21.25   18.00   15.60
January 20, 2002...............................  24.80   19.83   16.72   15.60
February 20, 2002..............................  23.20   18.44   16.72    0.00
March 20, 2002.................................  21.62   17.08   16.72    0.00
April 20, 2002.................................  20.07   17.07    0.00    0.00
May 20, 2002...................................  18.54   17.07    0.00    0.00
June 20, 2002..................................  17.01    0.00    0.00    0.00
July 20, 2002..................................  17.01    0.00    0.00    0.00
August 20, 2002................................  17.01    0.00    0.00    0.00
September 20, 2002.............................   0.00    0.00    0.00    0.00
Weighted Average Life To Call (in years).......   2.35    2.14    2.00    1.85
Weighted Average Life To Maturity (in years)...   2.49    2.31    2.19    2.05

                                                     PERCENTAGE OF THE
                                                 INITIAL PRINCIPAL BALANCE
                                                          OF THE
                                                       CLASS C NOTES
                                                ------------------------------
                                                            CPR
                                                ------------------------------
                 PAYMENT DATE                     0%      7%     12%     18%
                 ------------                   ------  ------  ------  ------
Closing Date................................... 100.00% 100.00% 100.00% 100.00%
January 20, 1999............................... 100.00  100.00  100.00  100.00
February 20, 1999.............................. 100.00  100.00  100.00  100.00
March 20, 1999................................. 100.00  100.00  100.00  100.00
April 20, 1999................................. 100.00  100.00  100.00  100.00
May 20, 1999................................... 100.00  100.00  100.00  100.00
June 20, 1999.................................. 100.00  100.00  100.00  100.00
July 20, 1999.................................. 100.00  100.00  100.00  100.00
August 20, 1999................................ 100.00  100.00  100.00  100.00
September 20, 1999............................. 100.00  100.00  100.00   95.86
October 20, 1999............................... 100.00  100.00   96.58   91.06
November 20, 1999.............................. 100.00   96.97   92.18   86.40
December 20, 1999..............................  99.87   92.88   87.88   81.89
January 20, 2000...............................  96.11   88.84   83.68   77.52
February 20, 2000..............................  92.37   84.87   79.57   73.28
March 20, 2000.................................  88.63   80.95   75.54   69.16
April 20, 2000.................................  84.91   77.08   71.60   65.17
May 20, 2000...................................  81.21   73.27   67.76   61.31
June 20, 2000..................................  77.52   69.53   64.00   57.56
July 20, 2000..................................  73.86   65.84   60.33   53.95
August 20, 2000................................  70.23   62.23   56.75   50.45
September 20, 2000.............................  66.63   58.68   53.27   47.08
October 20, 2000...............................  63.07   55.22   49.90   43.84
November 20, 2000..............................  59.58   51.84   46.63   40.73
December 20, 2000..............................  56.15   48.57   43.49   37.76
January 20, 2001...............................  52.84   45.42   40.48   34.94
February 20, 2001..............................  49.66   42.43   37.64   32.30
March 20, 2001.................................  46.61   39.59   34.96   29.83
April 20, 2001.................................  43.72   36.91   32.45   27.52
May 20, 2001...................................  40.99   34.40   30.10   25.38
June 20, 2001..................................  38.41   32.04   27.90   23.39
July 20, 2001..................................  36.00   29.84   25.87   21.56
August 20, 2001................................  33.74   27.81   24.00   19.88
September 20, 2001.............................  31.68   25.95   22.29   18.35
October 20, 2001...............................  29.79   24.25   20.74   16.98
November 20, 2001..............................  28.07   22.71   19.33   15.73
December 20, 2001..............................  26.42   21.25   18.00   15.73
January 20, 2002...............................  24.80   19.83   16.72   15.73
February 20, 2002..............................  23.20   18.44   16.72    0.00
March 20, 2002.................................  21.62   17.08   16.72    0.00
April 20, 2002.................................  20.07   17.08    0.00    0.00
May 20, 2002...................................  18.54   17.08    0.00    0.00
June 20, 2002..................................  17.01    0.00    0.00    0.00
July 20, 2002..................................  17.01    0.00    0.00    0.00
August 20, 2002................................  17.01    0.00    0.00    0.00
September 20, 2002.............................   0.00    0.00    0.00    0.00
Weighted Average Life To Call (in years).......   2.35    2.14    2.00    1.85
Weighted Average Life To Maturity (in years)...   2.61    2.42    2.29    2.13

                       COLLATERAL CASHFLOWS AND RESIDUALS

                                                        SCHEDULED    SCHEDULED
                  COLLECTION PERIOD                     CASHFLOW     RESIDUALS
                  -----------------                   ------------- ------------
  December-1998...................................... 12,202,912.60          --
  January-1999....................................... 12,202,912.60          --
  February-1999...................................... 12,202,912.60          --
  March-1999......................................... 12,202,912.60          --
  April-1999......................................... 12,202,912.60          --
  May-1999........................................... 12,202,912.60          --
  June-1999.......................................... 12,147,776.13     8,950.77
  July-1999.......................................... 12,091,423.62    12,985.72
  August-1999........................................ 12,038,227.85    25,307.82
  September-1999..................................... 11,982,441.84    26,246.61
  October-1999....................................... 11,909,911.66    39,604.34
  November-1999...................................... 11,795,853.98    98,481.04
  December-1999...................................... 11,698,362.92    90,342.86
  January-2000....................................... 11,606,207.93   134,238.31
  February-2000...................................... 11,516,877.88    95,013.59
  March-2000......................................... 11,433,949.49    94,452.62
  April-2000......................................... 11,326,709.38   116,155.50
  May-2000........................................... 11,221,601.49   139,369.80
  June-2000.......................................... 11,100,344.59   195,253.86
  July-2000.......................................... 10,974,033.45   219,312.09
  August-2000........................................ 10,829,685.69   239,143.56
  September-2000..................................... 10,656,484.85   252,804.73
  October-2000....................................... 10,440,058.98   353,550.16
  November-2000...................................... 10,192,952.33   507,740.31
  December-2000......................................  9,850,709.10   847,659.82
  January-2001.......................................  9,432,342.25 1,111,927.84
  February-2001......................................  9,005,946.02 1,143,492.62
  March-2001.........................................  8,552,881.01 1,092,031.31
  April-2001.........................................  8,074,312.06 1,238,189.77
  May-2001...........................................  7,635,810.36 1,274,634.20
  June-2001..........................................  7,129,551.26 1,282,105.29
  July-2001..........................................  6,661,763.50 1,283,807.91
  August-2001........................................  6,111,986.52 1,396,873.32
  September-2001.....................................  5,610,932.05 1,372,849.61
  October-2001.......................................  5,124,175.78 1,410,874.42
  November-2001......................................  4,892,125.72   782,677.62
  December-2001......................................  4,804,071.62   253,432.37
  January-2002.......................................  4,711,383.48   247,288.70
  February-2002......................................  4,628,526.87   183,004.42
  March-2002.........................................  4,533,280.49   187,643.79
  April-2002.........................................  4,476,387.16   159,376.34
  May-2002...........................................  4,416,104.18   152,762.06
  June-2002..........................................  4,350,340.67   167,048.26
  July-2002..........................................  4,272,258.06   171,854.51
  August-2002........................................  4,190,395.94   188,330.30
  September-2002.....................................  4,097,316.12   177,698.27
  October-2002.......................................  3,951,615.20   261,982.46
  November-2002......................................  3,747,392.48   553,311.14
  December-2002......................................  3,490,913.99   812,402.45

                                                        SCHEDULED    SCHEDULED
                  COLLECTION PERIOD                      CASHFLOW    RESIDUALS
                  -----------------                    ------------ ------------
  January-2003........................................ 3,218,423.51   901,086.46
  February-2003....................................... 2,926,986.65   865,857.63
  March-2003.......................................... 2,636,559.28   918,309.75
  April-2003.......................................... 2,333,643.84 1,027,066.02
  May-2003............................................ 2,015,133.34 1,022,540.55
  June-2003........................................... 1,710,645.77   922,969.52
  July-2003........................................... 1,393,064.18   935,288.73
  August-2003......................................... 1,090,235.59   859,197.08
  September-2003......................................   808,951.74   982,121.81
  October-2003........................................   378,738.40 1,406,914.87
  November-2003.......................................   152,714.99 1,110,959.60
  December-2003.......................................   136,264.59    72,206.14
  January-2004........................................   117,177.81    93,618.72
  February-2004.......................................   106,695.91    49,290.47
  March-2004..........................................   100,792.68         4.00
  April-2004..........................................    97,075.20         5.00
  May-2004............................................    95,753.45         2.00
  June-2004...........................................    86,789.22         5.00
  July-2004...........................................    83,090.94         2.00
  August-2004.........................................    76,336.48     4,360.90
  September-2004......................................    74,379.04         4.00
  October-2004........................................    59,872.01    28,831.37
  November-2004.......................................    55,882.17         2.00
  December-2004.......................................    54,149.86         3.00
  January-2005........................................    48,478.97         2.00
  February-2005.......................................    44,039.72         2.00
  March-2005..........................................    31,196.92    71,348.90
  April-2005..........................................    26,458.66         1.00
  May-2005............................................    23,418.26     3,059.60
  June-2005...........................................    21,912.87         1.00
  July-2005...........................................    18,134.36         4.00
  August-2005.........................................    10,034.18         2.00
  September-2005......................................     4,814.43         2.00
  October-2005........................................          --          4.00
  November-2005.......................................          --           --
  December-2005.......................................          --           --

                            DESCRIPTION OF THE NOTES

GENERAL

      The Notes will be issued pursuant to the terms of the Indenture. The following summary describes certain terms of the Notes and the Indenture. A copy of the form of the Indenture has been filed with the Commission as an Exhibit to the Registration Statement of which this Prospectus is a part. U.S. Bank Trust National Association, a national banking association headquartered in St. Paul, Minnesota, will be the Trustee.

      Pursuant to the Indenture, the Issuer will issue six classes of notes
(the "Notes"), consisting of    classes of senior notes, designated as the    %
Lease-Backed Notes, Class A-1, in the original principal amount of $122,794,994
(approximate), the   % Lease-Backed Notes, Class A-2, in the original principal
amount of $51,723,937 (approximate), the   % Lease-Backed Notes, Class A-3, in
the original principal amount of $122,400,155 (approximate)and the   % Lease-
Backed Notes, Class A-4, in the original principal amount of $58,436,203 (approximate) (together, the "Class A Notes") and two classes of subordinated
notes, designated as the   % Lease-Backed Notes, Class B, in the original
principal amount of $25,664,549 (approximate) and the   % Lease-Backed Notes,
Class C, in the original principal amount of $13,819,372 (approximate).

      Payments on the Notes will be made by the Trustee on each Payment Date to persons in whose names the Notes are registered as of the related Record Date (the "Holders" or "Noteholders"). The Payment Date for the Notes will be the 20th day of each month (or if such 20th day is not a Business Day, the next succeeding Business Day), commencing in January 1999. If the Class A-1 Notes have not been paid in full on or before the December 1999 Payment Date, the
Payment Date for the Class A-1 Notes in January 2000 will be January   , 2000.
The Record Date for any Payment Date will be the Business Day immediately preceding the Payment Date (so long as the Notes are held in the book-entry form), or the last day of the prior calendar month (if Definitive Notes have been issued).

      A "Business Day" is any day (other than a Saturday, Sunday or legal holiday) on which commercial banks in New York City, or any other location of a successor Servicer or Trustee, are open for regular business.

      Each Class of Notes initially will be represented by one or more certificates (the "Book-Entry Certificates") registered in the name of the nominee of DTC (together with any successor depository selected by the Trustee, the "Depository"), except as set forth below. Beneficial interests in each Class of Notes will be available for purchase in minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof, except that one Class C Note may be issued in another denomination in book-entry form only. The Issuer has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the Holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein, no Note Owner acquiring an interest in any Class of Notes will be entitled to receive a certificate representing such Note Owner's interest in such Notes. Until such time, all references herein to actions by Noteholders of any Class of Notes will refer to actions taken by the Depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to Noteholders of any Class of Notes will refer to distributions, notices, reports and statements to the Depository or its nominee, as the registered Holder of the Notes of such Class, for distribution to Note Owners of such Class in accordance with the Depository's procedures. See "--Book-Entry Registration" and "--Definitive Notes."

      Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any paying agent in trust under the Indenture for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and, upon request of the Issuer, shall be deposited by the Trustee in the Collection Account; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such paying agent with respect to such money shall thereupon cease.

DISTRIBUTIONS

      Principal of and interest on the Notes will be paid on each Payment Date, solely from, and secured by, the "Amount Available" for such Payment Date, which is equal to the sum of those (a) Pledged Revenues on deposit in the Collection Account as of the last Business Day preceding the related Determination Date (the "Deposit Date") which were received by the Servicer during the related Collection Period or which represent amounts paid by Vendor Services to repurchase Leases as of the end of such Collection Period and investment earnings on funds on deposit in the Collection Account (the "Available Pledged Revenues") plus (b) Servicer Advances made by the Servicer, plus (c) funds, if any, on deposit in the Residual Account and investment earnings thereon, as described under "--Residual Realizations" below, plus (d) funds on deposit in the Reserve Account and investment earnings thereon. See "--The Reserve Account" below.

      "Pledged Revenues" will consist of (i) "Scheduled Payments" on the Leases (which will consist of all required payments under the Leases other than those portions of such payments which, under the Leases, are to be (A) applied by the Servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (B) under the Contribution and Servicing Agreement, are to be retained by the Servicer in payment of Administrative Fees or are late payments as to which Servicer Advances were made on a Payment Date) received on or after the Cut-Off Date and due during the term of the Leases, without giving effect to end-of-term extensions or renewals thereof (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off
Date); (ii) any voluntary prepayments ("Prepayments") of Scheduled Payments received on or after the Cut-Off Date under the Leases; (iii) any amounts paid by Vendor Services to repurchase Leases (to the extent Vendor Services has not delivered a Substitute Lease) due to a breach of representations and warranties with respect thereto, as described under "The Leases--Representations and Warranties Made by Vendor Services" or as a result of a Lease becoming an Adjusted Lease, as described under "Description of the Contribution and Servicing Agreement--Servicing"; (iv) any amounts paid by the SPC to repurchase the Leases as described under "--Optional Repurchase of Leases"; (v) Liquidation Proceeds derived from the liquidation of the Leases and the disposition of the related Equipment, as described under "--Liquidated Leases" below (unless Vendor Services has substituted a Substitute Lease therefor); and
(vi) any earnings on the investment of amounts credited to the Collection
Account.

      On each Payment Date, the Trustee will be required to make the following payments, first, from Available Pledged Revenues plus any Servicer Advances, second, from amounts on deposit in the Residual Account as described under "-- Residual Realizations" below, and third, from amounts on deposit in the Reserve Account, in the following order of priority (except as otherwise described under "--Events of Default; Rights Upon Event of Default" below):

        (i) the Servicing Fee if Vendor Services or an affiliate is no longer the Servicer;

        (ii) to reimburse the Servicer for unreimbursed Nonrecoverable Servicer Advances made with respect to a prior Payment Date;

        (iii) interest on the Notes in the following order of priority:

          (a) interest on the Class A Notes,

          (b) interest on the Class B Notes, and

          (c) interest on the Class C Notes;

        (iv) an amount equal to the Monthly Principal Amount as of such Payment Date, in respect of principal on the Notes in the amounts and in the priority described under "--Principal" below;

        (v) from Available Pledged Revenues and amounts (if any) on deposit in the Residual Account, to the Reserve Account, an amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount;

        (vi) from Available Pledged Revenues only, for so long as Vendor Services or an affiliate is the Servicer, the Servicing Fee; and

        (vii) the remainder of Available Pledged Revenues, if any, to the SPC.

CLASS A INTEREST

      Interest will be paid to the Holders of each Class of the Class A Notes on each Payment Date, to the extent the Amount Available (after taking into account any prior applications described under "--Distributions" above) is sufficient therefor, at the Interest Rate for such Class on the Outstanding Principal Amount of such Class. Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed in a year of 360 days, and interest on the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so payable on such Payment Date will be equal to the product of
(i) the Interest Rate for such Class (calculated in the manner described above) and (ii) the Outstanding Principal Amount of such Class as of such Payment Date. Interest on each Class of the Class A Notes will accrue from and including the Closing Date to but excluding January 20, 1999 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

      In the event that, on a given Payment Date, the Amount Available is not sufficient to make a full payment of interest to the Holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among the Notes of each Class of Class A Notes pro rata in accordance with their respective entitlements to interest (and within each such Class pro rata among the holders of such Class), and the amount of such shortfall will be carried forward and, together with interest thereon at the applicable Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

CLASS B INTEREST

      Interest will be paid to the Holders of the Class B Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account all prior applications described under "--Distributions" above) is sufficient therefor, at the Class B Interest Rate on the Outstanding Principal Amount of the Class B Notes, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class B Interest Rate and (ii) the Outstanding Principal Amount of the Class B Notes as of such Payment Date. Interest on the Class B Notes will accrue from and including the Closing Date to but excluding January 20, 1999 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

      In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A Notes, is not sufficient to make a full payment of interest to the Holders of Class B Notes, the amount of interest to be paid on the Class B Notes will be allocated among the Class B Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class B Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

CLASS C INTEREST

      Interest will be paid to the Holders of the Class C Notes on each Payment Date, to the extent the remaining Amount Available (after taking into account all prior applications described under "--Distributions" above) is sufficient therefor, at the Class C Interest Rate on the Outstanding Principal Amount of the Class C Notes, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Such interest so paid on such Payment Date will be equal to one-twelfth of the product of (i) the Class C Interest Rate and (ii) the Outstanding Principal Amount of the Class C Notes as of such Payment Date. Interest on the Class C Notes will accrue from and including the Closing Date to but excluding January 20, 1999 (in the case of the first interest period), and thereafter for each successive Payment Date from and including the most recent prior Payment Date to which interest has been paid, to but excluding such Payment Date.

      In the event that, on a given Payment Date, the Amount Available, after payment of interest on the Class A and Class B Notes, is not sufficient to make a full payment of interest to the Holders of Class C Notes, the amount of interest to be paid on the Class C Notes will be allocated among the Class C Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class C Interest Rate, added to the amount of interest such Holders will be entitled to receive on the next Payment Date.

PRINCIPAL

      For each Payment Date, each of the Class A Noteholders, the Class B Noteholders and the Class C Noteholders will be entitled to receive payments of principal, to the extent funds are available therefor, in the priorities set forth in the Indenture and described herein below and under "--Distributions." On each Payment Date, to the extent funds are available therefor, principal will be paid to the Noteholders in the following priority:

        (a) (i) to the Class A-1 Noteholders only, until the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the Class A Principal Payment, then (ii) to the Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders, sequentially, the Class A Principal Payment in that order, until the Outstanding Principal Amount of each such Class has been reduced to zero,

        (b) to the Class B Noteholders, the Class B Principal Payment,

        (c) to the Class C Noteholders, the Class C Principal Payment,

        (d) to the extent that the Class B Floor exceeds the Class B Target Investor Principal Amount and the Class C Floor exceeds the Class C Target Investor Principal Amount, Additional Principal (defined below) shall be distributed, sequentially, as an additional principal payment on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, in that order, until the Outstanding Principal Amount of each such Class has been reduced to zero, and

        (e) to the extent the Class C Floor exceeds the Class C Target Investor Principal Amount, but the Class B Floor does not exceed the Class B Target Investor Principal Amount, Additional Principal shall be distributed as an additional principal payment on the Class A and Class B Notes, pro rata (and among the Class A Notes, sequentially on the Class A-2, Class A-3 and Class A-4 Notes, in that order), until the Outstanding Principal Amount of each such Class has been reduced to zero.

      The "Outstanding Principal Amount" as of a Payment Date shall mean the then unpaid principal amounts of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as applicable (determined prior to payment of any principal in respect thereof on such Payment Date).

      The "Class A Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, (i) on all Payment Dates prior to the January 2000 Payment Date, the lesser of (1) the amount necessary to reduce the Outstanding Principal Amount on the Class A-1 Notes to zero and (2) the Monthly Principal Amount, and (ii) on the January 2000 Payment Date, the entire Outstanding Principal Amount on the Class A-1 Notes and (b) after the Class A-1 Notes have been paid in full, the amount necessary to reduce the aggregate Outstanding Principal Amount of the Class A Notes to the Class A Target Investor Principal Amount.

      The "Class B Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount on the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class B Notes to the greater of the Class B Target Investor Principal Amount and the Class B Floor.

      The "Class C Principal Payment" shall equal (a) while the Class A-1 Notes are outstanding, zero and (b) after the Outstanding Principal Amount of the Class A-1 Notes has been reduced to zero, the amount necessary to reduce the Outstanding Principal Amount of the Class C Notes to the greater of the Class C Target Investor Principal Amount and the Class C Floor.

      "Additional Principal" with respect to each Payment Date is an amount equal to (a) the Monthly Principal Amount, less (b) the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment to be paid on such Payment Date.

      The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

      The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

      The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

      The "Class A Percentage" will be approximately 85.4862%. The "Class B Percentage" will be approximately 9.4340%. The "Class C Percentage" will be approximately 5.0798%.

      The "Class B Floor" with respect to each Payment Date means (a) 4.25% of the Initial Pool Principal Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date, minus (c) the sum of the Outstanding Principal Amount of the Class C Notes as of such Payment Date and the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date.

      The "Class C Floor" with respect to each Payment Date means (a) 2.75% of the Initial Pool Principal Balance, plus (b) the Cumulative Loss Amount with respect to such Payment Date minus (c) the amount on deposit in the Reserve Account after giving effect to withdrawals to be made on such Payment Date; provided that if the Outstanding Principal Amount on the Class B Notes is equal to the Class B Floor on such Payment Date, the Class C Floor will equal the Outstanding Principal Amount of the Class C Notes as of such Payment Date.

      The "Monthly Principal Amount" for any Payment Date will equal the excess, if any, of (i) the sum of the Outstanding Principal Amount of the Notes for such Payment Date, over (ii) the Lease Pool Principal Balance as of the last day of the Collection Period relating to such Payment Date.

      The "Cumulative Loss Amount" with respect to each Payment Date is an amount equal to the excess, if any, of

        (a) the total of (i) the Outstanding Principal Amount of the Notes for such Payment Date, minus (ii) the lesser of (A) the Monthly Principal Amount and (B) the Amount Available remaining after the payment of amounts owing to the Servicer (other than the Servicing Fee to the extent that Vendor Services is the Servicer) and in respect of interest on the Notes on such Payment Date, over

        (b) the Lease Pool Principal Balance as of the last day of the Collection Period related to such Payment Date.

      The "Principal Balance" of any Lease as of the last day of any Collection Period is:

        (1) in the case of any Lease that does not by its terms permit prepayment or early termination, the present value of the unpaid Scheduled Payments due on such Lease after such last day of the Collection Period (excluding all Scheduled Payments due on or prior to, but not received as of, such last day, as well as any Scheduled Payments due after such last day and received on or prior thereto), after giving effect to any Prepayments received on or prior to such last day, discounted monthly (assuming, for purposes of such calculation, that each Scheduled Payment is due on the last day of the applicable Collection Period) at the Discount Rate.

        (2) in the case of any Lease that permits prepayment or early termination only upon payment of a premium that is at least equal to the present value (calculated in the manner described in clause (1) above) of the unpaid Scheduled Payments due on such Lease after the date of such prepayment, the amount specified in clause (1) above; and

        (3) in the case of any Lease that permits prepayment or early termination without payment of a premium at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such Lease after giving effect to Scheduled Payments due on or prior to such last day of the Collection Period, whether or not received, as well as any Prepayments, and any Scheduled Payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.

      The "Initial Pool Principal Balance," which is the aggregate Principal Balance of the Leases as of the Initial Cut-Off Date, calculated at the
Discount Rate, is $    .

      The Principal Balance of any Lease which became a Liquidated Lease during a given Collection Period or which Vendor Services was obligated to purchase as of the end of a given Collection Period due to a breach of representations and warranties, will be deemed to be zero on and after the last day of such Collection Period.

      A "Liquidated Lease" is any Lease (a) which the Servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the Servicer has repossessed and disposed of the related Equipment, or otherwise collected all proceeds which, in the Servicer's reasonable judgment, can be collected under such Lease), or (b) as to which 10% or more of a Scheduled Payment is delinquent 180 days or more.

      The "Collection Period" for any Payment Date will be the calendar month preceding the month in which such Payment Date occurs.

SERVICER ADVANCES

      Prior to any Payment Date, the Servicer may, but will not be required to, advance to the Trustee an amount sufficient to cover delinquencies in Scheduled Payments on the Leases with respect to the prior Collection Period (a "Servicer Advance"). The Servicer will be reimbursed for Servicer Advances from late payments on the delinquent Leases with respect to which such advances were made and, if the Servicer later determines that such Servicer Advance will not be reimbursed from the recovery on the delinquent Lease (a "Nonrecoverable Servicer Advance"), from the Amount Available on the next Payment Date.

RESIDUAL REALIZATIONS

      Cash flows realized from the sale or re-lease of the Equipment following the scheduled expiration dates or voluntary early termination of the Leases, other than Equipment subject to Liquidated Leases (the "Residual Realizations"), will provide additional credit support for the Notes. Historically Vendor Services has realized amounts greater than book value through sale or re-lease of equipment similar to the Equipment, but there can be no assurance as to the amount or timing of Residual Realizations. See "Risk Factors--Risks Relating to Reliance on Residual Realizations." The Residual Realizations will be deposited in the Residual Account. As provided in the Indenture, funds on deposit in the Residual Account will be available to cover shortfalls in the Available Pledged Revenues to pay interest and principal payments then due on the Notes. As of the Initial Cut-Off Date, the aggregate residual value of the Equipment recorded on the accounting books of Vendor Services (the "Book Value") of the Leases was $31,677,285.62. Actual Residual Realizations may be more or less than Book Value. The Residual Realizations for a Collection Period not distributed to Noteholders, paid to the Servicer or deposited into the Reserve Account on the related Payment Date will be released to the SPC on such Payment Date, except during the continuation of certain limited circumstances specified in the Indenture (a "Residual Event"). Amounts released to the SPC will not be available to the Noteholders under any circumstances. During the continuation of a Residual Event, amounts in the Residual Account that otherwise would be released to the SPC will be retained in the Residual Account for application on future Payment Dates.

      Upon the termination of a Residual Event, any amounts on deposit in the Residual Account will be (i) deposited into the Reserve Account, to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Amount, or (ii) released to the SPC, and thereafter will not be available to Noteholders under any circumstance. The Residual Events will be established prior to the Closing Date based on criteria prescribed by the Rating Agencies. Such criteria may be amended or otherwise altered after the Closing Date, without the consent of Noteholders, to alter the performance parameters that must occur to cause a Residual Event, so long as doing so would not cause either Rating Agency to reduce, withdraw or qualify any of its ratings on the Notes.

RESERVE ACCOUNT

      On the Closing Date, the SPC will make an initial deposit in an amount equal to 2.50% of the Initial Pool Principal Balance into the Reserve Account. In the event that Available Pledged Revenues are insufficient to pay the amounts owing the Servicer, interest payments on the Notes and the Class A Principal Payment, the Class B Principal Payment, the Class C Principal Payment and any Additional Principal for the related Payment Date (such payments, the "Required Payments"), and amounts on deposit in the Residual Account are insufficient to make up such shorfall, the Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, the Amount Available remaining after the payment of the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Available Reserve Amount. The "Required Reserve Amount" equals the lesser of (a) 2.50% of the Initial Pool Principal Balance and (b) the Outstanding Principal Amount of the Notes. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the SPC, and thereafter will not be available to Noteholders under any circumstance.

SUBORDINATION OF CLASS B NOTES AND CLASS C NOTES

      The likelihood of payment of interest on each Class of Notes will be enhanced by the application of the Amount Available to the payment of such interest prior to the payment of principal on any of the Notes, as well as by the preferential right of the Holders of Class A and Class B Notes to receive such interest (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B Notes or the Class C Notes, and (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C Notes. Likewise, the likelihood of payment of principal, to the extent of the Class A Principal Payment and the Class B Principal Payment on a Payment Date on the Class A and Class B Notes, respectively, will be enhanced by the preferential right of the Holders of Notes of each such Class to receive such principal, to the extent of the Amount Available, after payment of interest on the Notes as aforesaid, (i) in the case of the Class A Notes, prior to the payment of any principal on the Class B Notes or the Class C Notes and (ii) in the case of the Class B Notes, prior to the payment of any principal on the Class C Notes.

LIQUIDATED LEASES

      Liquidation Proceeds (which will consist generally of all amounts received by the Servicer in connection with the liquidation of a Liquidated Lease and disposition of the related Equipment, net of any related out-of-pocket liquidation expenses) will be deposited in the Collection Account and constitute Pledged Revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under "-- Distributions" above (except that, to the extent that Vendor Services elects to substitute one or more Substitute Leases for all or a portion of the unpaid Principal Balance of the Liquidated Lease, Liquidation Proceeds will be remitted to Vendor Services and will not be available to Noteholders).

OPTIONAL REPURCHASE OF LEASES

      The SPC may purchase all of the Leases on any Payment Date following the date on which the unpaid principal balance of the Notes is less than 10% of the Initial Pool Principal Balance. The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the Notes as of such Payment Date plus interest to be paid on the Notes on such Payment Date. The proceeds of such purchase shall be applied on such Payment Date to the payment of the remaining principal balance of the Notes, together with accrued interest thereon.

TRUST ACCOUNTS

      The Trustee will establish and maintain under the Indenture segregated trust accounts (which need not be deposit accounts, but which shall constitute "Eligible Accounts"), consisting of the "Collection Account," the "Servicing Account," the "Residual Account," the "Reserve Account" and the "Note Distribution Account" (collectively, the "Trust Accounts"). An "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company has capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of the Rating Agencies (if rated by such Rating Agency) which signifies "investment grade"; or (iv) an account that will not cause any Rating Agency to reduce, qualify or withdraw its then-current rating assigned to the Notes, as confirmed in writing by such Rating Agency. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits or unsecured long-term debt have a credit rating that is acceptable to each of the Rating Agencies, and which is subject to supervision and examination by federal or state authorities.

      The Servicer, as agent for the Trustee, may designate, or otherwise arrange for the purchase by the Trustee of, investments to be made with funds in the Trust Accounts, which investments shall be Eligible Investments (as defined in the Indenture) that will mature not later than the business day preceding the applicable monthly Payment Date. "Eligible Investments" include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions and other investments which would not result in the reduction, qualification or withdrawal of any rating of the Notes by any Rating Agency.

REPORTS TO NOTEHOLDERS

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Noteholder, a statement in respect of the related Payment Date setting forth, among other things:

        (i) the amount of interest paid on each Class of Class A Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on each Class of Class A Notes;

        (ii) the amount of interest paid on the Class B Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class B Notes;

        (iii) the amount of interest paid on the Class C Notes, including any unpaid interest from the prior Payment Date, and any remaining unpaid interest on the Class C Notes;

        (iv) the amount of principal paid on each Class of Class A Notes;

        (v) the amount of principal paid on the Class B Notes;

        (vi) an amount of principal paid on the Class C Notes;

        (vii) the Cumulative Loss Amount, if any, for such Payment Date;

        (viii) all Substitute Leases delivered by Vendor Services;

        (ix) the balance in the Reserve Account and the Required Reserve Amount; and

        (x) the balance in the Residual Account.

      The Notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until Definitive Notes are issued in the limited circumstances described under "--Definitive Notes" below, beneficial owners will not be recognized by the Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC and its participating organizations.

BOOK-ENTRY REGISTRATION

      Notes may only be held through the Depository Trust Company ("DTC") (in the United States) or, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. Cede & Co., as nominee for DTC, will hold the Notes. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Cedel/Euroclear Depositaries"), which in turn will hold such positions in customers' securities accounts in the Cedel/Euroclear Depositaries' names on the books of DTC. All references in this Prospectus to "Holders" or "Noteholders" shall reflect the right of beneficial owners of the Notes (the "Note Owners") as they may indirectly exercise such rights through DTC, Cedel and Euroclear and their respective Participants (except as otherwise specified herein).

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest from the Trustee, only through Participants. Under a book-entry format, Note Owners may therefore experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Note Owners. The only "Noteholder" will be DTC's nominee. Note Owners will not be recognized by the Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of securities among Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of principal of, and interest on, the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their owners. Accordingly, although Note Owners will not possess Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

      DTC has advised the Issuer that it will take any action permitted to be taken by a Note Owner under the Indenture only at the direction of one or more Participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Except as required by law, Vendor Services, the SPC, the Issuer, and the Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Notes held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      DTC has advised the Issuer that DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 Problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      Cedelbank ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters for the Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Notes to the owners thereof or their nominees in the manner described below under "--Definitive Notes".

DEFINITIVE NOTES

      The Notes of each Class will be issued in registered, certificated form to the Note Owners of such Class or their nominees ("Definitive Notes"), rather than to the Depository or its nominee, only if (i) the Depository advises the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Notes of such Class, and the Trustee is unable to locate a qualified successor, or (ii) an Event of Default has occurred, and Note Owners representing not less than 50% of the principal balance of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Note Owners of such Class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive Notes. Upon surrender by the Depository of the definitive certificate representing the Notes of the affected Class and instructions for registration, the Trustee will issue the Notes of such Class as Definitive Notes, and thereafter the Trustee will recognize the Note Owners of such Definitive Notes as Noteholders under the Indenture.

      Distributions of principal and interest on the Notes will be made by the Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Trustee. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders. The Trustee will provide such notice to registered Noteholders mailed not later than the fifth day of the month of such final distributions.

      Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Notes for the period from the Record Date preceding the due date for any payment to the Payment Date with respect to such Definitive Notes.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

      The Issuer and the Trustee may, when authorized by an Issuer Order, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Issuer (as described under "--Certain Covenants"); (iii) to add additional covenants for the benefit of the Noteholders, or to surrender any rights or power conferred upon the Issuer; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture; (vi) to provide for the acceptance of the appointment of a successor Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; (viii) to avoid a reduction, qualification or withdrawal of any rating of the Notes; or (ix) to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or to modify in any manner the rights of the Holders of the Notes under the Indenture, provided that such action shall not (a) result in a reduction, qualification or withdrawal of the then-current ratings of the Notes, or (b) as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

      With the consent of the Holders representing a majority of the principal balance of each Class of the Notes affected thereby, the Issuer and the Trustee may, when authorized by an Issuer Order, execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the Indenture, or modify in any manner the rights of the Noteholders.

      Without the consent of the Holder of each outstanding Note affected thereby, however, no supplemental indenture may: (i) change the date, timing or method of determination of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of each Class of the Notes then outstanding the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, any other obligor on the Notes, the Issuer or an affiliate of any of them; (v) reduce the percentage of the Notes the consent of the Holders of which is required to direct the Trustee to sell or liquidate the Trust Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) reduce the percentage of each

Class of the Notes then outstanding required to amend the sections of the Indenture which specify the applicable percentage of each Class of the Notes then outstanding necessary to amend the Indenture or certain other related agreements; (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or
(viii) result in a reduction, qualification or withdrawal of the rating of any Class of Notes by a Rating Agency, as confirmed in writing by each Rating Agency.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      "Events of Default" under the Indenture will consist of: (i) a default for five calendar days or more in the payment of interest due on any Note; (ii) failure to pay the unpaid principal amount of any Class of Notes on the Stated Maturity Date or any redemption date for such Class; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty made by the Issuer in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 calendar days after notice thereof is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

      If an Event of Default should occur and be continuing with respect to the Notes, the Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a majority of the Principal Balance of each Class of the Notes then outstanding (a "Note Majority").

      If the Notes have been declared due and payable following an Event of Default, the Trustee may institute proceedings to collect amounts due or foreclose on Trust Assets or any portion thereof, exercise remedies as a secured party, sell the Trust Assets or any portion thereof or elect to have the Issuer maintain possession of the Trust Assets and continue to apply collections on the Trust Assets as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the Trust Assets following an Event of Default, unless (i) the Holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale distributable to Holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of such sale; or (iii) the Trustee determines that the Trust Assets would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, any proceeds of liquidation of the Trust Assets, will be applied in the following order of priority: (i) to the Servicer, the Servicing Fee (if Vendor Services or an affiliate is no longer the Servicer); (ii) to the reimbursement of the Trustee for its expenses; (iii) to the payment of interest, sequentially, on the Class A Notes until paid in full (and among the Class A Notes, pro rata), then on the Class B Notes until paid in full, and then on the Class C Notes until paid in full; (iv) to the payment of principal, sequentially, on the Class A Notes, the Class B Notes and the Class C Notes; (v) to the Servicer, the Servicing Fee (if Vendor Services or an affiliate is the Servicer); and (vi) the remainder, if any, to the Issuer.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of such outstanding Notes.

      No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Trustee to institute such proceeding in its own name as Trustee, (iii) such Holder or Holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

      If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

      In addition, the Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the Trustee nor the Issuer in its individual capacity, nor any Holder of a Note including, without limitation, the SPC, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Notes or for any agreement or covenant of the Issuer contained in the Indenture.

CERTAIN COVENANTS

      The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the rating of the Notes then in effect would not be reduced, qualified or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder, and (vi) the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

      The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the Trust Assets, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former Holder of such Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Indenture or the Contribution and Servicing Agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or proceeds thereof.

      The Issuer may not engage in any activity other than as specified under "The Issuer and the SPC." The Issuer will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Indenture and the Contribution and Servicing Agreement.

ANNUAL COMPLIANCE STATEMENT

      The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.

TRUSTEE'S ANNUAL REPORT

      The Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

      The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the related Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of such Notes.

THE TRUSTEE

      U.S. Bank Trust National Association will be the Trustee. The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee. The Issuer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Indenture, if the Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of the Trustee (or the holding company thereof) by the Rating Agencies shall be lowered below an investment grade rating or be withdrawn by any Rating Agency. In such circumstances and others set forth in the Indenture, the Issuer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

            DESCRIPTION OF THE CONTRIBUTION AND SERVICING AGREEMENT

TRANSFER AND ASSIGNMENT OF LEASES AND EQUIPMENT

      On the Closing Date, Vendor Services will transfer to the SPC pursuant to the Transfer Agreement all of its right, title and interest in the Leases and the related Equipment, including all security interests created thereby and therein, the right to receive all Scheduled Payments and Prepayments received on the Leases on or after the Cut-Off Date (including all Scheduled Payments due prior to, but not received as of, the Cut-Off Date, but excluding any Scheduled Payments due on or after, but received prior to, the Cut-Off Date), all rights under insurance policies maintained on the Equipment pursuant to the Leases, all documents contained in the Lease Files and all proceeds derived from any of the foregoing. Pursuant to the Contribution and Servicing Agreement, on the Closing Date, the SPC will transfer all of its rights in the Leases and certain rights to Residual Realizations, together with all its rights under the Transfer Agreement, to the Issuer.

      The Contribution and Servicing Agreement will designate the Servicer as custodian to maintain possession, as the Issuer's agent, of the Leases and all documents related thereto. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession. UCC financing statements will be filed on the Closing Date in the applicable jurisdictions reflecting the transfer of the Leases by Vendor Services to the SPC, by the SPC to the Issuer, and the pledge of the Leases by the Issuer to the Trustee, and Vendor Services's accounting records and computer systems will also reflect such assignments and pledge. The Leases will not, however, be stamped or otherwise physically marked to reflect their assignment to the Issuer. If, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Leases without knowledge of the assignment, the Issuer's interest in the Leases could be defeated. See "Risk Factors--Enforceability of the Leases" and "Certain Legal Aspects of the Leases."

COLLECTIONS ON LEASES

      The Trustee will establish and maintain a Servicing Account, into which the Servicer will deposit, no later than the second Business Day after receipt thereof, all Scheduled Payments, Prepayments, Liquidation Proceeds, Residual Realizations and other amounts received by the Servicer in respect of the Leases on and after the Cut-Off Date. The Servicer will thereafter transfer to the Collection Account, no later than the third Business Day after deposit thereof in the Servicing Account, the following amounts:

        (i) all Scheduled Payments made by or on behalf of Obligors under the Leases;

        (ii) all Prepayments;

        (iii) all amounts constituting Liquidation Proceeds on Liquidated Leases (to the extent Vendor Services has not delivered Substitute Leases);

        (iv) any and all payments made by Vendor Services pursuant to the Transfer Agreement in connection with the purchase of any Leases as a result of a breach of a representation or warranty with respect thereto, as described under "The Leases--Representations and Warranties Made by Vendor Services," or pursuant to the Contribution and Servicing Agreement as a result of the Lease becoming an Adjusted Lease as described below under "-- Servicing"; and

        (v) the amount paid by the SPC to purchase the Leases, as described under "Description of the Notes--Optional Purchase of Leases."

      The Servicer will transfer all Residual Realizations from the Servicing Account to the Residual Account no later than the third Business Day after deposit thereof in the Servicing Account.

      So long as no Event of Termination shall have occurred and be continuing with respect to the Servicer, the Servicer, if Vendor Services or an affiliate is no longer the Servicer, may make the remittances to be made by it to the Collection Account net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) otherwise to be distributed to it in payment of its Servicing Fee.

      The Servicer will be entitled to withdraw from the Collection Account any amounts deposited therein in error or required to be repaid to an Obligor, based on the Servicer's good-faith determination that such amount was deposited in error or must be returned to the Obligor.

      Under the Contribution and Servicing Agreement, the Servicer is required to establish in its own name one or more "Insurance, Maintenance and Tax Accounts," into which are to be deposited any payments made by or on behalf of Obligors which constitute (a) insurance charges paid by an Obligor to the lessor or secured party under a Lease (unless such payments are made directly by the Obligor to the applicable insurance company, or Vendor Services has previously paid such charges), (b) any insurance payments or recoveries paid by an insurance company or comparable third party and related to the damage to, or destruction of, the Equipment related to such Lease (unless paid directly by such insurance company or comparable third party directly to the Obligor), (c) any payments made by or on behalf of Obligors which constitute amounts paid by an Obligor to the lessor or secured party under a Lease in respect of the maintenance of the related Equipment, and (d) taxes paid by the Obligor and related to the applicable Lease or the Equipment related thereto (unless such payment is made directly by the Obligor to the applicable taxing authority or authorities, or Vendor Services has previously paid such taxes). The Servicer may withdraw amounts from the Insurance, Maintenance and Tax Accounts, when and if appropriate, to pay when due (or may pay from its own funds and thereafter reimburse itself from amounts in the Insurance, Maintenance and Tax Accounts)
(1) all insurance charges in the amounts received under clause (a) above, (2) any amounts payable under any applicable maintenance contract or otherwise with respect to the maintenance of the related Equipment in the amounts received under clause (c) above, and (3) all taxes in the amounts received under clause
(d) above. Amounts on deposit in the Insurance, Maintenance and Tax Accounts which represent amounts received by the Servicer pursuant to clause (b) above shall be applied by the Servicer as follows: if equipment is purchased to replace the Equipment that was damaged or destroyed, and such replacement equipment is (in the reasonable opinion of the Servicer) of comparable use and equivalent value to the Equipment that was damaged or destroyed, or if the Equipment is to be repaired, the Servicer shall release such amount so received from the insurance company or comparable third party in payment or reimbursement for such replacement equipment or such repair; and if this replacement option is not exercised and the Equipment is not to be repaired, then the Servicer shall treat such amount as Liquidation Proceeds and transfer that portion thereof which would be allocable to the Notes from the Insurance, Maintenance and Tax Accounts to the Collection Account.

      On or before the first Business Day preceding each Payment Date (the "Determination Date"), the Servicer is required to determine the amount of Available Pledged Revenues for such Payment Date, the amount of interest payable on the Notes on such Payment Date, the Monthly Principal Amount for such Payment Date, the Cumulative Loss Amount (if any) for such Payment Date, and the amount, if any, by which such Available Pledged Revenues plus any Servicer Advances with respect to such Payment Date, when applied in accordance with the priorities described under "Description of the Notes--Distributions," are insufficient to pay the interest and principal payable on the Notes on such Payment Date (a "Payment Shortfall"). If there is a Payment Shortfall for such Payment Date, amounts on deposit in the Residual Account and then amounts on deposit in the Reserve Account will be applied to the payment of interest and principal on the Notes to the extent necessary to cure such Payment Shortfall. The Servicer shall further give notice to the Trustee of (1) any remaining Payment Shortfall (after giving effect to the previous application of funds in the Residual Account or Reserve Account as aforesaid), (2) the Cumulative Loss Amount (if any), and (3) if such Payment Date is the Stated Maturity Date for any Class of Notes, the remaining unpaid principal balance of such Class of Notes (after giving effect to previous application of funds in the Residual Account as aforesaid).

SERVICING

      Pursuant to the Contribution and Servicing Agreement, Vendor Services will be engaged to act as Servicer on behalf of the Issuer. The Servicer is generally obligated under the Contribution and Servicing Agreement to service the Leases in accordance with customary and usual procedures of institutions which service equipment Leases, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables comparable to the Leases and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable such contracts that it services for itself or others. In performing such duties, so long as Vendor Services is the Servicer, it shall comply in all material respects with its credit and collection policies and procedures in effect from time to time (which credit and collection policies currently in effect are described under "Green Tree Vendor Services Corporation"). The Servicer may delegate certain of its servicing responsibilities with respect to the Leases to third parties, provided that the Servicer will remain obligated to the Issuer for the proper performance of all such servicing responsibilities.

      The Servicer will use its best efforts to sell or re-lease any Equipment upon the termination of the Lease to which such Equipment is subject (whether as a result of early termination following an Obligor default or upon scheduled expiration of the Lease), in a timely manner and in a manner so as to maximize, to the extent possible under then prevailing market conditions, the net proceeds from such Equipment. The Servicer may, in its discretion, choose to dispose of Equipment through a new lease or in some other manner which provides for payment for the Equipment over time. In any such event, the Servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of such Equipment (less any related out-of-pocket liquidation expenses), and the Servicer will be entitled to all payments received thereafter in respect of such Equipment. Any such amounts so paid by the Servicer will be deemed to constitute additional Liquidation Proceeds or Residual Realizations, depending on the reason for the disposition of the Equipment, with respect to the related Lease and Equipment.

      Under the Contribution and Servicing Agreement, the Servicer is responsible for, among other things: reviewing and certifying that the Lease Files are complete; monitoring and tracking any property and sales taxes to be paid by Obligors; billing, collection and recording of payments from Obligors; communicating with and providing billing records to Obligors; deposit of funds into the Collection Account; receiving payments as the Issuer's agent on the insurance policies maintained by the Obligors and communicating with insurers with respect thereto; issuance of reports to the Trustee specified in the Indenture and in the Contribution and Servicing Agreement; repossession and remarketing of Equipment following Obligor defaults or upon scheduled termination or early termination of Leases; and paying the fees and ordinary expenses of the Trustee.

      The Servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a Lease and disposing of the related Equipment, which amounts may be retained by the Servicer from such proceeds to the extent of such expenses. The Servicer is entitled under the Contribution and Servicing Agreement to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the Servicer of all out-of-pocket liquidation expenses, shall constitute Liquidation Proceeds and be deposited in the Collection Account.

      Under the Contribution and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant payment extensions on a Lease in accordance with its credit and collection policies and procedures if the Servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such Lease and will maximize the amount to be received by the Issuer with respect to such Lease. Under the Contribution and Servicing Agreement, the Servicer, subject to certain limitations, is permitted to grant modifications or amendments to a Lease in accordance with its credit and collection policies and procedures. Following modifications or amendments to a Lease that exceed the limitations imposed on the

Servicer's ability to agree to such modifications or amendments under the Contribution and Servicing Agreement, such a Lease will be deemed an "Adjusted Lease" and must either be purchased by the Servicer for a price equal to the Required Payoff Amount or substituted for in the manner described under "The Leases--Substitution."

      Prepayments. The Servicer may in its discretion allow a Prepayment of any Lease, but only if the amount paid by or on behalf of the Obligor (or, in the case of a partial Prepayment, the sum of such amount and the remaining Principal Balance of the Lease after application of such amount) is at least equal to the Required Payoff Amount of such Lease. To the extent any Prepayment exceeds the Required Payoff Amount of a Lease, such excess will be paid to the Issuer.

      Evidence as to Compliance. On or before March 31 (or within 90 days after the end of the Servicer's fiscal year, if other than December 31) of each year, the Servicer must deliver to the Trustee a report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of equipment leases and loans serviced by the Servicer and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Contribution and Servicing Agreement, except for any exceptions set forth in such report.

      Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations under the Contribution and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations and duties under the Contribution and Servicing Agreement. The Servicer can be removed as Servicer only upon the occurrence of an Event of Termination as discussed below.

      The Servicer must keep in place throughout the term of the Contribution and Servicing Agreement (i) a policy or policies of insurance covering errors and omissions by the Servicer, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment leases having an unpaid balance of at least $100 million and which are generally regarded as servicers acceptable to institutional investors.

      Servicing Compensation and Payment of Expenses. Compensation to the Servicer will include a monthly fee (the "Servicing Fee"), which will be payable to the Servicer from the Amount Available on each Payment Date, in an amount equal to the product of one-twelfth of .75% per annum multiplied by the Lease Pool Principal Balance as of the last day of the second preceding Collection Period (or, in the case of the Servicing Fee with respect to the Collection Period commencing on the Initial Cut-Off Date, the Initial Pool Principal Balance), plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative fees and charges and a portion of any extension fees (collectively, the "Administrative Fees") collected with respect to the Leases during the prior Collection Period and any investment earnings on collections prior to deposit thereof in the Collection Account. The Servicer is authorized under the Contribution and Servicing Agreement, in its discretion, to waive any Administrative Fees or extension fees that may be collected in the ordinary course of servicing any Lease.

      Events of Termination. An Event of Termination under the Contribution and Servicing Agreement will occur if (a) the Servicer fails to make any payment or deposit required under the Contribution and Servicing Agreement and such failure continues for five business days after notice from the Trustee or after discovery by the Servicer; (b) the Servicer fails to deliver to the Trustee and the Issuer the Servicer's Certificate (as defined in the Contribution and Servicing Agreement) by the third Business Day prior to the related Payment Date; (c) the Servicer fails to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Contribution and Servicing Agreement (and, if Vendor Services is the Servicer, the Transfer Agreement), and such failure (i) materially and adversely affects the rights of the Issuer or Noteholders, and (ii) continues unremedied for 30 days after written notice thereof has been given to the Servicer by the Issuer, the Trustee or any Noteholder; (d) certain events of bankruptcy or insolvency occur with respect to the Servicer; or (e) any representation, warranty or statement of the Servicer made in the Contribution and Servicing Agreement or any certificate, report or other writing delivered pursuant thereto proves to be incorrect in any material respect, and such incorrectness (i) has a material adverse effect on the Issuer or Noteholders, and (ii) continues uncured for 30 days after written notice thereof has been given to the Servicer by the Issuer, the Trustee or any Noteholder. The Servicer is required under the Contribution and Servicing Agreement to give the Trustee, the Issuer and each Rating Agency notice of an Event of Termination promptly after having obtained knowledge of such event.

      Federal bankruptcy laws limit the termination of contracts solely by reason of the fact that the party obligated to provide such performance is subject to federal bankruptcy proceedings. In such a circumstance, the Trustee may be unable to terminate the Servicer unless it could demonstrate that independent grounds (whether or not arising from the same facts causing the Servicer to be subject to bankruptcy proceedings) exist to declare an Event of Termination and the court supervising the bankruptcy proceeding determines that such grounds warrant termination of the Servicer.

      Rights upon Event of Termination. So long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of a Note Majority (as defined in the Indenture) shall, terminate all of the rights and obligations of the Servicer under the Contribution and Servicing Agreement in and to the Leases, whereupon a successor servicer (which, unless and until the Trustee appoints a new servicer, will be the Trustee) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Contribution and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that any successor servicer be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Contribution and Servicing Agreement.

      A Note Majority may waive any default by the Servicer in the performance of its obligations under the Contribution and Servicing Agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Termination arising therefrom shall be deemed to have been remedied. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

AMENDMENT

      The Contribution and Servicing Agreement may be amended by the parties thereto (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the Contribution and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Noteholders. The Contribution and Servicing Agreement may also be amended by the parties thereto with the consent of a Note Majority for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Contribution and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment (a) that reduces in any manner the amount of, or accelerates or delays the timing of, any payment received on or with respect to Leases that are required to be distributed on any Note or that reduces the aforesaid percentage required to consent to any such amendment or any waiver under the Contribution and Servicing Agreement, may be effective without the consent of the Holder of each such Note, or (b) will be effective unless each Rating Agency confirms that such amendment will not result in a reduction, qualification or withdrawal of the ratings on the Notes.

TERMINATION OF THE CONTRIBUTION AND SERVICING AGREEMENT

      The obligations created by the Contribution and Servicing Agreement will terminate (after distribution of all interest and principal then due to Noteholders) on the earlier of (i) the Payment Date next succeeding the later of the final payment or other liquidation of the last Lease or the disposition of all Equipment acquired upon termination of any Lease; or (b) the Payment Date on which the SPC repurchases the Leases as described under "Description of the Notes--Optional Purchase of Leases." However, Vendor Services's representations, warranties and indemnities will survive any termination of the Contribution and Servicing Agreement.

                      CERTAIN LEGAL ASPECTS OF THE LEASES

ENFORCEMENT OF SECURITY INTERESTS IN THE EQUIPMENT

      Due to the administrative burden and expense, no assignments of the UCC financing statements evidencing the security interest of Vendor Services in the Equipment (to the extent that such financing statements have been filed against the Obligor, as discussed under "Green Tree Vendor Services Corporation-- Documentation") will be filed to reflect the SPC's, the Issuer's or the Trustee's interests therein, except to the extent described under "Risk Factors--Risks Related to Bankruptcy--Risks Relating to Characterization of the Transfer of the Leases and Equipment as a Borrowing by Vendor Services." While failure to file such assignments does not affect the Issuer's interest in the Leases (including Vendor Services's interest in the related Equipment), it does expose the Issuer and the Noteholders to the risk that Vendor Services could release its security interest in the Equipment of record, and it could complicate the Issuer's enforcement, as assignee, of Vendor Services's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Trustee in the Leases or rights to payment thereunder, they may adversely affect the right of the Trustee to receive proceeds of disposition of the Equipment subject to a Liquidated Lease, which are to be allocated to the payment of the Notes as described under "Description of the Notes--Liquidated Leases." Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests assigned to the Trustee in the Equipment.

      In the event of a default by the Obligor under a Lease intended for security, the Servicer on behalf of the Issuer may take action to enforce Vendor Services' interest in the related Equipment by repossession and resale or re-lease of the Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Obligor's voluntary surrender, or by "self-help" repossession that does not involve a breach of the peace and by judicial process. In the event of bankruptcy or insolvency of the Obligor these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available. See "--Insolvency Matters" below.

      In the event of a default by the Obligor under a Lease intended for security, some jurisdictions require that the Obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

      Under most state laws, an Obligor under a Lease intended for security has the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

      In addition, because the market value of equipment of the type subject to the Leases generally declines with age, due to obsolescence, the net disposition proceeds of Equipment at any time during the term of the Leases may not equal or exceed the Principal Balance on the related Lease. Because of this, and because other creditors may in certain cases have rights in the related Equipment superior to those of the Issuer, the Servicer may not be able to recover the entire amount due on a defaulted Lease in the event that the Servicer elects to repossess and dispose of such Equipment at any time.

      Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an Obligor under a Lease intended for security for any deficiency on repossession and resale of the asset securing the unpaid balance of such Obligor's Lease. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of an Obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an Obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the Equipment is found to be a retention discharging the Obligor from all further obligations under the UCC. If a deficiency judgment were granted, the judgment would be a personal judgment against the Obligor for the shortfall, but a defaulting Obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Many states have adopted a version of Article 2A of the UCC ("Article 2A"). Article 2A purports to codify many provisions of existing common law. Although there is little precedental authority regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" provision in a Lease, provide an Obligor with remedies including the right to cancel the Lease for any lessor breach or default, and may add to or modify the terms of "consumer leases" and leases where the Obligor is a "merchant lessee." However, each Lease contains an acknowledgement by the Obligor that the Equipment was acquired for business purposes, and Vendor Services will represent in the Contribution and Servicing Agreement that no Lease (other than a de minimis number of Leases) is a "consumer lease" under
Article 2A. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or Obligor defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide latitude to vary provisions of the law.

INSOLVENCY MATTERS

      Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell or re-lease Equipment or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of an Obligor, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer to enforce the Issuer's rights under the Leases. For example, although the bankruptcy or reorganization of an Obligor would constitute an event of default under such Lease, the Bankruptcy Code provides generally that rights and obligations under an unexpired lease or an executory contract may not be terminated or modified solely because of a provision in the lease or executory contract conditioned upon the commencement of a case under the Bankruptcy Code. If bankruptcy proceedings were instituted in respect of an Obligor under such a Lease, the Issuer could be prevented from continuing to collect payments due from or on behalf of such Obligor or exercising any remedies assigned to the Issuer without the approval of the bankruptcy court, and, with respect to a Lease intended as security, the bankruptcy court could permit the Obligor, as owner of the Equipment, to use or dispose of the Equipment and provide the Issuer with a lien on substitute collateral, so long as the court held that such substitute collateral constituted "adequate protection" within the meaning of the Bankruptcy Code.

      In the case of a Lease that is deemed not to be intended as security, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any such rejection by the lessee would result in the return of the leased equipment to the lessor. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for breach of contract, which claim would be payable only from the assets of the debtor's bankruptcy estate. The net proceeds from any resulting judgment would be deposited into the Collection Account by the Servicer. See "Description of the Notes--Liquidated Leases."

      In the event that, as a result of the bankruptcy or reorganization of an Obligor, the related Lease becomes a defaulted Lease without breach of any representation or warranty of Vendor Services, no recourse would be available against Vendor Services and the Noteholders could suffer a loss with respect to such Lease.

      These UCC and bankruptcy provisions, in addition to the possible decrease in the value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment securing the Leases to less than the amount due thereunder.

                        FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a summary of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the Notes by the holders thereof. Dorsey & Whitney LLP, counsel to the Issuer ("Counsel"), will deliver their opinion regarding the treatment of the Notes and the treatment of the Issuer, as discussed below. The opinion of Counsel addresses only those issues specifically identified below as being covered by such opinion; however, the opinion of Counsel also states that the additional discussion set forth below accurately sets forth Counsel's advice with respect to material tax issues. The opinion of Counsel is not binding on the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will take a similar view of such issues, and no assurance can be given that the opinion of Counsel would be sustained if challenged by the IRS. No ruling on any of the issues discussed below will be sought from the IRS.

      This summary does not purport to be a complete analysis of all the potential federal income tax consequences relating to the purchase, ownership and disposition of the Notes. Moreover, the discussion does not address all aspects of taxation that may be relevant to particular purchasers in light of their individual circumstances (including the effect of any foreign, state or local tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal income tax laws. The discussion below assumes that the Notes are held as capital assets.

      The discussion of the United States federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions and administrative interpretations, all of which are subject to change, which changes may be retroactive. Because individual circumstances may differ, each prospective purchaser of the Notes is strongly urged to consult its own tax advisor with respect to its particular tax situation and the tax effects of any state, local, foreign, or other tax laws and possible changes in the tax laws.

      As used herein, the term "United States Holder" means a beneficial owner of a Note who or which is for United States federal income tax purposes either
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, including any state thereof and the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions, or (v) certain trusts in existence on August 20, 1996 and treated as a United States person prior to such date that elect to continue to be so treated. The term also includes certain former citizens of the United States whose income and gain on the Notes will be subject to

United States taxation. As used herein, the term "United States Alien Holder" means a beneficial owner of a Note that is not a United States Holder.

OPINION OF COUNSEL REGARDING TREATMENT OF THE NOTES

      In the opinion of Counsel, the Notes will be treated as indebtedness for United States federal income tax purposes. Under the terms of the Notes and the Indenture, each Noteholder agrees and acknowledges upon its purchase of the Notes and by acceptance of the Notes that it will also treat the Notes as indebtedness for such purposes.

OPINION OF COUNSEL REGARDING TREATMENT OF THE ISSUER

      In the opinion of Counsel, the Issuer will not be characterized as an "association" taxable as a corporation for United States federal income tax purposes. In addition, in the opinion of Counsel, the Issuer will not be characterized as a "publicly traded partnership" taxable as a corporation for United States federal income tax purposes, based on Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes. If the Issuer were treated as either an association or a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Leases, and certain distributions by the entity would not be deductible in computing the entity's taxable income. Such an entity-level tax could result in reduced distributions to Noteholders.

PAYMENTS OF INTEREST

      Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income at the time it accrues or is received in accordance with the United States Holder's method of accounting for federal income tax purposes.

ORIGINAL ISSUE DISCOUNT

      Under applicable regulations, a Note will be considered issued with original issue discount ("OID") if the "stated redemption price at maturity" of the Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) exceeds the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public). Any OID would be considered de minimis under the regulations if it does not exceed 0.25% of the stated redemption price at maturity of a Note multiplied by the number of full years until its maturity date or, in the case of the Notes which have more than one principal payment, the weighted average maturity date. It is anticipated that the Notes will not be considered issued with more than de minimis OID. Under the OID regulations, a holder of a Note issued with a de minimis amount of OID must include an allocable portion of such OID in income as principal payments are made on the Note.

      While it is not anticipated that the Notes will be issued with more than de minimis OID, it is possible that they will be so issued. If the Notes are issued with more than de minimis OID, such OID would be includible in the income of United States Holders as interest over the term of the Notes under a constant yield method. Any amount included in income as OID would not, however, be includible again when the amount is actually received. Noteholders would be required to currently include accrued OID in gross income without regard to their regular method of accounting. Each United States Holder should consult its own tax advisor regarding the impact of the OID rules if the Notes are issued with OID and the consequences to such holder as a result of special rules in the Code which are applicable to debt instruments whose principal payments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

MARKET DISCOUNT

      If a United States Holder purchases a Note at a price that is less than its remaining principal amount or, in the case of a Note issued with OID, its adjusted issue price, by 0.25% or more of its remaining redemption amount multiplied by the number of whole years to maturity, the Note will be considered to bear "market discount" in the hands of such United States Holder. In such case, principal payments received by the United States Holder, or gain realized by the United States Holder on the disposition of the Note, generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Note while held by such United States Holder and that has not previously been included in income. Market discount generally accrues on a straight-line basis over the remaining term of a Note except that, at the election of the United States Holder, market discount may accrue on a constant yield basis. A United States Holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such Note. A United States Holder may elect to include market discount in income currently as it accrues (either on a straight-line basis or, if the United States Holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all bonds acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

AMORTIZABLE BOND PREMIUM

      If a United States Holder purchases a Note for an amount that is greater than the amount payable at maturity, such holder will be considered to have purchased such Note with "amortizable bond premium" equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium using a constant yield method over the remaining term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note in such year. A United States Holder that elects to amortize bond premium must reduce its tax basis in the Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations held on the first day of the first taxable year to which the election applies or thereafter acquired by the United States Holder and may be revoked only with the consent of the IRS.

SALE, EXCHANGE OR RETIREMENT OF NOTES

      Upon the sale, exchange or retirement of a Note, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including any amount attributable to accrued but unpaid interest) and such holder's adjusted tax basis in the Note. To the extent attributable to accrued but unpaid interest, the amount realized by a United States Holder would be treated as a payment of interest. A United States Holder's adjusted tax basis in a Note will equal the cost of the Note to such holder, increased by the amount of any OID and market discount previously included in income by such holder with respect to such Note and reduced by any amortized bond premium and any principal payments received by such holder.

      Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a Note by a United States Holder will be capital gain or loss, and will be short-term or long-term capital gain or loss depending upon whether, at the time of the sale, exchange or retirement, the Note has been held for one year or less or more than one year. Long-term capital gains are taxed at a lower rate than ordinary income for certain non-corporate taxpayers, but not for corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

      Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) payments of principal of and interest on the Notes by the Trustee or any paying agent to a beneficial owner of a Note that is a United States Alien Holder, as defined above, will not be subject to United States federal withholding tax, provided that, in the case of interest, (i) such holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of

  Green Tree entitled to vote, (ii) such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to Green Tree through stock ownership, (iii) such holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury regulations thereunder (summarized below) are met:

        (b) a United States Alien Holder of a Note will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of such Note, unless (i) such holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such holder of a trade or business in the United States; and

        (c) a Note held by an individual who is not a citizen or resident of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Green Tree entitled to vote and payments with respect to such Note would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

      Sections 871(h) and 881(c) of the Code and Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (i) the beneficial owner of a Note must certify under penalties of perjury to the Trustee or the paying agent, as the case may be, that such owner is a United States Alien Holder and must provide such owner's name and address, and United States taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify under penalties of perjury to the Indenture Trustee or the paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying United States Alien Holder after issuance of the Notes in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Note certifies on IRS Form W-8, under penalties of perjury, that it is a United States Alien Holder and provides its name and address, and any Financial Institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). If the information shown on IRS Form W-8 changes, a new IRS Form W-8 must be filed within 30 days of such change. IRS Form W-8 is valid for the calendar year in which filed and the two succeeding calendar years.

      A United States Alien Holder residing in a country that has a tax treaty with the United States may be eligible for an exemption or reduced rate (depending upon the terms of the treaty) with respect to U.S. withholding tax. In order to secure this exemption or reduced rate, the United States Alien Holder (or his agent) must certify the holder's residence in the treaty country filing IRS Form 1001. If the treaty provides only for a reduced rate, U.S. withholding tax will be imposed at the reduced rate unless the requirements set forth in paragraph (a) above and the immediately preceding paragraph (including filing of IRS Form W-8) are satisfied. IRS Form 1001 is valid for the calendar year in which filed and the two succeeding calendar years.

      If the United States Alien Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note, or gain realized on the sale, exchange or other disposition of the Note, is effectively connected with the conduct of such trade or business, the United States Alien Holder, although exempt from United States withholding tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, such a holder will be required to provide to the Trustee or the paying agent, as the case may be, a properly executed IRS Form 4224 in order to claim an exemption from withholding tax. In addition, if such United States Alien Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on and any gain recognized on the sale, exchange or other disposition of a Note will be included in the effectively connected earnings and profits of such United States Alien Holder if such interest or gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States. IRS Form 4224 is valid solely for the calendar year in which filed.

      New Withholding Rules in 2000. Effective January 1, 2000, new withholding tax regulations will take effect with respect to interest payments and certain other categories of payments made to United States Alien Holders. Among other things, these regulations generally will require any United States Alien Holder that seeks the protection of an income tax treaty with respect to the imposition of U.S. withholding tax to obtain a taxpayer identification number ("TIN") from the IRS in advance and provide verification that such holder is entitled to the protection of the relevant income tax treaty. Tax-exempt United States Alien Holders will generally be required to provide verification of their tax-exempt status. United States Alien Holders are urged to consult with their tax advisors with respect to these new withholding rules.

BACKUP WITHHOLDING

      Under current United States federal income tax law, a 31% backup withholding tax requirement applies to certain payments of interest on, and the proceeds of a sale, exchange or redemption of, the Notes.

      Backup withholding will generally not apply with respect to payments made to certain exempt recipients such as corporations or other tax-exempt entities. In the case of a non-corporate United States Holder, backup withholding will apply only if such holder (i) fails to furnish its TIN which, for an individual, would be his social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to report properly payments of interest and dividends or (iv) under certain circumstances, fails to certify under penalties of perjury that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

      In the case of a United States Alien Holder, under current Treasury Regulations, backup withholding will not apply to payments made by the Indenture Trustee or any paying agent thereof on a Note if such holder has provided the required certificate under penalties of perjury that it is not a United States Holder (as defined above) or has otherwise established an exemption, provided in each case that the Trustee or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States Holder.

      Under current Treasury Regulations, if payments on a Note are made to or through a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner.

      Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury that it is not a United States Holder and that certain other conditions are met or otherwise establishes an exemption.

      Holders of Notes should consult their tax advisors regarding the application of backup withholding in their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Any amounts withheld from payment under the backup withholding rules will be allowed as a credit against a holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES

      If, contrary to the opinion of Counsel, the Service successfully asserted that one or more classes of Notes did not represent indebtedness for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be characterized as a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). In addition, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements at a rate as high as 30%, and individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses.

      THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE NOTEHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THE PROSPECTIVE NOTEHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR POSSIBLE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act ("ERISA"), and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account and a Keogh Plan of certain types (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

      Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute equity interests in the Issuer for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer or the Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

      A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE ISSUER WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

      It is a condition of issuance that each of S&P and Fitch (i) rate the Class A-1 Notes "A-1+" and "F1+/AAA," respectively, (ii) rate the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes "AAA," (iii) rate the Class B Notes at least "A," and (iv) rate the Class C Notes at least "BBB." The rating of each Class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such Class of Notes on or before the Stated Maturity Date for such Class of Notes. The rating of the Class A and Class B Notes will be based primarily upon the Pledged Revenues, the Residual Realizations, the Reserve Account and the subordination provided by (1) the Class B Notes and the Class C Notes, in the case of the Class A Notes and (2) the Class C Notes, in the case of the Class B Notes. A variety of events subsequent to the issuance of the Notes could cause a Rating Agency to qualify, reduce or withdraw its ratings of some or all Classes of the Notes. These events may include unexpected negative performance of the Leases, unexpected negative developments at Green Tree Financial Corporation or Vendor Services, unexpected negative performance of other pools of leases serviced by Vendor Services, or unexpected changes in law. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

      The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any Class of Notes prior to the Stated Maturity Date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                                USE OF PROCEEDS

      The proceeds from the offering and sale of the Notes, after paying the expenses of the Issuer and the funding of the Reserve Account, will be paid by the Issuer to the SPC and by the SPC to Vendor Services in connection with the transfer of the Leases and Vendor Services' interests in the Equipment.

                                    EXPERTS

      The financial statements of Green Tree Lease Finance 1998-1, LLC as of December 11, 1998 included herein have been included in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement (the "Underwriting Agreement"), the underwriters named below (the "Underwriters"), through their representative, First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Representative"), have severally agreed to purchase from the Issuer the following respective initial principal amount of Notes at the initial public offering price less the underwriting discounts set forth on the cover page of this Prospectus:

                    INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL INITIAL PRINCIPAL
                        AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF         AMOUNT OF
                        CLASS A-1         CLASS A-2         CLASS A-3         CLASS A-4          CLASS B           CLASS C
UNDERWRITERS              NOTES             NOTES             NOTES             NOTES             NOTES             NOTES
------------        ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
First Union
 Capital Markets..    $                  $                $                  $                 $                 $
Lehman Brothers
 Inc..............
NationsBanc
 Montgomery
 Securities LLC...
                      ------------       -----------      ------------       -----------       -----------       -----------
  Total...........    $                  $                $                  $                 $                 $
                      ============       ===========      ============       ===========       ===========       ===========

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of such Notes are purchased. The Issuer has been advised by the Representative that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price, less a
concession not in excess of    % per Class A-1 Note,    % per Class A-2 Note,
   % per Class A-3 Note,    % per Class A-4 Note,    % per Class B Note and
   % per Class C Note. The Underwriters may allow and such dealers may reallow
to other dealers a discount not in excess of    % per Class A-1 Note,    % per
Class A-2 Note,    % per Class A-3 Note,    % per Class A-4 Note,    % per
Class B Note and    % per Class C Note. After the initial public offering of
the Notes, the offering prices and such concessions and discounts may be varied by the Underwriters.

      Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Issuer nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Issuer nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Green Tree Financial Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Notes are new issues of securities with no established trading market. The Issuer has been advised by the Representative that each Underwriter intends to make a market in the United States in the Classes of Notes for which it is acting as underwriter but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

      Funds in the Trust Accounts may, from time to time, be invested in Eligible Investments acquired from the Underwriters.

                                 LEGAL MATTERS

      Certain legal matters with respect to the Notes will be passed upon for the Issuer by Dorsey & Whitney LLP. Brown & Wood LLP will act as counsel to the Underwriters. The Indenture, the Contribution and Servicing Agreement, the Transfer Agreement and the Notes will be governed by the laws of the State of Minnesota.

                         INDEX OF PRINCIPAL TERMS

TERM                                                                     PAGE
----                                                                     ----
Additional Principal................................................         41
Adjusted Lease......................................................     21, 57
Administrative Fees.................................................         57
Amortizable Bond Premium............................................         63
Amount Available....................................................         38
Article 2A..........................................................         60
Available Pledged Revenues..........................................         38
Available Reserve Amount............................................         43
Bankruptcy Code.....................................................         60
Benefit Plan........................................................         66
Book-Entry Certificates.............................................         37
Book Value..........................................................         43
Business Day........................................................         37
Cedel...............................................................         47
Cedel/Euroclear Depositaries........................................         45
Cedel Participants..................................................         47
Class A Notes.......................................................         37
Class A Percentage..................................................         41
Class A Principal Payment...........................................         40
Class A Target Investor Principal Amount............................         41
Class B Floor.......................................................         41
Class B Percentage..................................................         41
Class B Principal Payment...........................................         41
Class B Target Investor Principal Amount............................         41
Class C Floor.......................................................         41
Class C Percentage..................................................         41
Class C Principal Payment...........................................         41
Class C Target Investor Principal Amount............................         41
Code................................................................         61
Collection Account..................................................         44
Collection Period...................................................         42
Company.............................................................        F-4
Contribution & Servicing Agreement..................................         12
Cooperative.........................................................         47
Counsel.............................................................         61
CPR.................................................................         30
Cumulative Loss Amount..............................................         41
Cut-Off Date........................................................         12
Cut-Off Date Pool...................................................         22
Definitive Notes....................................................         48
Delinquency.........................................................     24, 27
Deposit Date........................................................         38
Depository..........................................................         37
Determination Date..................................................         55
Discount Rate.......................................................      4, 22
DTC.................................................................         45
Eligible Account....................................................         44
Eligible Institution................................................         44

TERM                                                                     PAGE
----                                                                     ----
Eligible Investments................................................         44
Equipment...........................................................         12
ERISA...............................................................         66
Events of Default...................................................         51
Exchange Act........................................................         45
Euroclear...........................................................         47
Euroclear Operator..................................................         47
Euroclear Participants..............................................         47
Financial Institution...............................................         64
Global Securities...................................................        A-1
Green Tree..........................................................         13
Gross Losses........................................................         28
Hell-or-High-Water..................................................         18
Holders.............................................................     37, 38
Indirect Participants...............................................         46
Industry............................................................         47
Initial Cut-Off Date................................................         12
Initial Pool Principal Balance......................................     22, 42
Insurance, Maintenance and Tax Accounts.............................         55
IRS.................................................................         61
Issuer..............................................................          1
Lease...............................................................      3, 12
Lease Pool..........................................................         12
Lease Pool Principal Balance........................................         22
Liquidated Lease....................................................         42
Market Discount.....................................................         63
Master Form Lease...................................................         16
Monthly Principal Amount............................................         41
Net Losses..........................................................         28
Non-Accrual.........................................................         27
Non-Earning.........................................................         14
Nonrecoverable Servicer Advance.....................................         42
Note Distribution Account...........................................         44
Note Majority.......................................................         51
Note Owner..........................................................         45
Noteholders.........................................................     37, 38
Notes...............................................................         37
Obligor.............................................................         12
OID.................................................................         62
Outstanding Principal Amounts.......................................         40
Participants........................................................         46
Payment Date........................................................      1, 38
Payment Shortfall...................................................         55
Plan Assets Regulation..............................................         66
Pledged Revenues....................................................         38
Prepayments.........................................................         38
Principal Balance...................................................         42
PTCE................................................................         66
Record Date.........................................................         38
Registrants.........................................................       II-3
Representative......................................................         68
Repurchase Event....................................................         21

TERM                                                                    PAGE
----                                                                    ----
Required Payoff Amount..............................................         21
Required Payment....................................................         43
Required Reserve Amount.............................................         43
Reserve Account.....................................................      5, 44
Residual Account....................................................         44
Residual Event......................................................         43
Residual Realizations...............................................         43
Rules...............................................................         46
Scheduled Payments..................................................         38
Securities & Exchange Commission....................................        iii
Servicer Advance....................................................         43
Servicing Account...................................................         44
Servicing Fee.......................................................         57
SPC................................................................. 1, 11, F-4
Specific Lease Form.................................................         16
Statistical Discounted Present Value of the Leases..................         22
Substitute Lease....................................................         21
Systems.............................................................         47
Terms and Conditions................................................         48
TIN.................................................................         65
Transfer Agent and Registrar........................................         30
Transfer Agreement..................................................         12
Trust Accounts......................................................         44
Trustee.............................................................          1
UCC.................................................................          8
Underwriters........................................................         67
Underwriting Agreement..............................................         67
United States Alien Holder..........................................         62
United States Holder................................................         61
U.S. Person.........................................................        A-4
Vendor Services.....................................................      1, 13
Warranty Leases.....................................................         21

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report ............................................... F-2
Balance Sheet as of December 11, 1998....................................... F-3
Notes to Balance Sheet ..................................................... F-4

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Green Tree Financial Corporation:

      We have audited the accompanying balance sheet of Green Tree Lease Finance 1998-1, LLC, a wholly owned subsidiary of Green Tree Lease Finance II, Inc., as of December 11, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Green Tree Lease Finance 1998-1, LLC as of December 11, 1998 in conformity with generally accepted accounting principles.

PricewaterhouseCoopers LLP

Indianapolis, Indiana

December 11, 1998

                      GREEN TREE LEASE FINANCE 1998-1, LLC

                                 BALANCE SHEET

                             DECEMBER 11, 1998

                                    ASSET
     Cash................................................................ $1,000
                                                                          ======
                               MEMBER'S EQUITY
     Member's Equity (authorized 10 Units; issued
      and outstanding 10 Units).......................................... $1,000
                                                                          ======

     The accompanying notes are an integral part of the balance sheet.

                      GREEN TREE LEASE FINANCE 1998-1, LLC

                             NOTES TO BALANCE SHEET

                             DECEMBER 11, 1998

(1) ORGANIZATION

      Green Tree Lease Finance 1998-1, LLC (the "Company"), a wholly owned subsidiary of Green Tree Lease Finance II, Inc., (the "SPC"), was formed as a limited liability company in the State of Delaware on November 24, 1998. The Company has been inactive since that date.

      The Company was organized to engage exclusively in the following business and financial activities: to acquire leases and rights to residual realizations on the underlying equipment from the SPC; to issue and sell notes collateralized by any or all of its assets pursuant to one or more indentures between the Company and an indenture trustee; and to engage in other transactions, including entering into agreements that are incidental and necessary, suitable or convenient to the foregoing and permitted under Delaware law.

(2) CAPITAL CONTRIBUTION

      The SPC purchased 10 Units of the Company for $1,000 on November 25,
1998.

(3) ACCOUNTING POLICIES

      Generally all lease receivables are classified as direct financing leases as defined in Statement of Financial Accounting Standards Boards No. 13. The carrying value of lease receivables represents the present value of both the future minimum lease payments and related residual value less an allowance for expected losses. Revenue is recognized in interest income as a constant percentage return on the asset carrying value.

                                                                         ANNEX 1

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

      TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase
Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

          CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION ON NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Notes or such owner's agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Notes in any state where the offer is not permitted.

      We do not claim the accuracy of the information in this prospectus as of any date other than the date of this document stated on the cover.

      Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions. In
addition, all dealers selling the Notes will deliver a prospectus until    ,
1999.

[GreenTree Logo]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses to be incurred in connection with the offering of the Lease-Backed Notes, other than underwriting discounts and commissions, described in this Registration Statement:

      Securities and Exchange Commission Registration Fee.........  $109,765
      Printing and Engraving......................................   100,000  *
      Legal Fees and Expenses.....................................   100,000  *
      Blue Sky Filing and Counsel Fees............................     5,000  *
      Accounting Fees and Expenses................................    30,000  *
      Trustee Fees and Expenses...................................    20,000  *
      Rating Agencies' Fees.......................................   150,000  *
      Miscellaneous Expenses......................................    60,235  *
                                                                   -----------
        Total..................................................... $ 575,000  *
                                                                   ===========

--------
 * Other than the registration fee, all expense items are estimates.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Green Tree Lease Finance 1998-1, LLC is a limited liability company formed under the laws of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of Green Tree Lease Finance 1998-1, LLC provides, in effect, that, subject to certain limited exceptions, such company will indemnify its managers and named officers to the extent permitted by the Delaware Limited Liability Company Act.

  Green Tree Lease Finance II, Inc. is incorporated under the laws of Minnesota. Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

  The Bylaws of Green Tree Lease Finance II, Inc. provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Minnesota Business Corporation Act.

  Green Tree Financial Corporation is incorporated under the laws of Delaware.
Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.
  None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
  The Exhibits filed as part of this Registration Statement are:

    1.1   --Form of Underwriting Agreement.
    3.1   --Certificate of Formation of Green Tree Lease Finance 1998-1, LLC.
    3.2   --LLC Agreement of Green Tree Lease Finance 1998-1, LLC.
    3.3*  --Articles of Incorporation of Green Tree Lease Finance II, Inc.
    3.4*  --By-Laws of Green Tree Lease Finance II, Inc.
    4.1   --Form of Transfer Agreement.
    4.2   --Form of Contribution and Servicing Agreement.
    4.3   --Form of Indenture.
    5.1 --Opinion and consent of Dorsey & Whitney LLP with respect to legality.
    8.1 --Opinion and consent of Dorsey & Whitney LLP with respect to tax matters.
   23.1   --Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1).
   23.2   --Consent of Dorsey & Whitney LLP (included as part of Exhibit 8.1).
   23.3 --Consent of Dorsey & Whitney LLP (true sale and nonconsolidation opinions).
   23.4   --Consent of PricewaterhouseCoopers LLP.
   24.1** --Power of attorney from officers and directors of Green Tree Lease
           Finance II, Inc.
   25.1   --Statement of eligibility of Trustee.
   99.1 --Form of Opinion of Dorsey & Whitney LLP with respect to true sale of the Leases.
   99.2 --Form of Opinion of Dorsey & Whitney LLP with respect to nonconsolidation.

--------

 * Incorporated by reference to the corresponding exhibit number in Registration Statement on Form S-3 Amendment No. 3 filed December 9, 1997, Registration Statement Nos. 333-38687, 333-38687-01 and 333-38687-02

** Previously filed on November 25, 1998, as part of Page II-5

ITEM 17. UNDERTAKINGS.

  Each of the undersigned, Green Tree Lease Finance 1998-1, LLC, and Green Tree Lease Finance II, Inc. (collectively, the "Registrants"), hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrants hereby undertake:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. PAUL, STATE OF MINNESOTA, ON THE 11TH DAY OF DECEMBER, 1998.

                                          Green Tree Lease Finance 1998-1, LLC

                                          By: Green Tree Lease Finance II,
                                           Inc.

                                                   /s/ Joel H. Gottesman
                                          By: _________________________________
                                            Joel H. Gottesman
                                            Senior Vice President and
                                            Secretary

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. PAUL, STATE OF MINNESOTA, ON THE 11TH DAY OF DECEMBER, 1998.

                                          Green Tree Lease Finance II, Inc.

                                                   /s/ Joel H. Gottesman
                                          By: _________________________________
                                            Joel H. Gottesman
                                            Senior Vice President and
                                            Secretary

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON DECEMBER 11, 1998.

              SIGNATURE                        TITLE                 DATE



                                       President (Principal
               *                        Executive Officer)       December 11,
-------------------------------------                             1998
          RICHARD G. EVANS

               *
-------------------------------------  Senior Vice
          PHYLLIS A. KNIGHT             President and            December 11,
                                        Treasurer                 1998
                                        (Principal
                                        Financial and
                                        Accounting Officer)

   /s/ Joel H. Gottesman
-------------------------------------  Director
          JOEL H. GOTTESMAN                                      December 11,
                                                                  1998

               *
-------------------------------------  Director
            PAUL A. BOYUM                                        December 11,
                                                                  1998

   /s/ Joel H. Gottesman

By: ____________________________

  Joel H. Gottesman

  Attorney-in-fact